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                            PARTICIPATION AGREEMENT

                          dated as of October 10, 2000

                                     among

                               O'CHARLEY'S INC.,

                                   as Lessee,

                     FIRST AMERICAN BUSINESS CAPITAL, INC.

                                   as Lessor,

                                 AMSOUTH BANK,
                                   as Agent,

                                      and

                             THE LENDERS SET FORTH

                             AS SIGNATORIES HERETO,

                                 as Noteholders









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                               TABLE OF CONTENTS

Section           Heading                                                   Page
-------           -------                                                   ----

SECTION  1.       DEFINITIONS.................................................1

SECTION  2.       PARTICIPATION IN THE ACQUISITION, CONSTRUCTION, FINANCING
                  AND LEASE OF THE PROPERTIES; ISSUANCE OF NOTES..............1
         2.1.(a)  Loans.......................................................1
         2.2.     Transactions to Occur on the HQ Closing Date................2
         2.3.     Transactions to Occur on Each Restaurant Closing Date.......3
         2.4.     The Notes...................................................4

SECTION  3.       REPRESENTATIONS AND WARRANTIES..............................5
         3.1.     Representations and Warranties of Lessor....................5
         3.2.     Representations and Warranties of Lessee....................7
         3.3.     Opinion Acknowledgment.....................................12

SECTION  4.       CONDITIONS PRECEDENT.......................................12
         4.1.     Conditions Precedent to Closing............................12
         4.3.     Conditions Precedent to Each Restaurant Acquisition........16
         4.4.     Conditions Precedent to Each Restaurant Improvement
                    Advance..................................................20
         4.5.     Conditions Precedent to HQ Closing.........................21
         4.6.     Conditions Precedent to Each HQ Expansion Advance..........24

SECTION  5.       COVENANTS..................................................25
         5.1.     Covenants of Lessee........................................25
         5.2.     Covenants of Lessor........................................31

SECTION  6.       ADVANCES AND LESSOR INVESTMENT.............................32
         6.1.     Terms of Advances and Lessor Investment....................32
         6.2.     Interest and Investment Yield..............................33
         6.3.     Interest and Investment Yield..............................33
         6.4.     Payments...................................................35
         6.5.     Assignments/Participations.................................39

SECTION  7.       INDEMNITY; WALK AWAY EVENT.................................40
         7.1.     General Indemnification and Waiver of Certain Claims.......40

SECTION  8.       LESSEE'S RIGHT OF QUIET ENJOYMENT; NONDISTURBANCE..........47

SECTION  9.       EVENTS OF DEFAULT; REMEDIES................................49
         9.1.     Events of Default..........................................49
         9.2.     Remedies...................................................51



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Section           Heading                                                   Page
-------           -------                                                   ----

SECTION  10.      AGENT......................................................53
         10.1.    Authorization and Action...................................53
         10.2.    Agent Not Liable...........................................53
         10.3.    Rights as Holder...........................................54
         10.4.    Holder Credit Decision.....................................54
         10.5.    Indemnification............................................55
         10.6.    Successor Agent............................................55

SECTION  11.      MISCELLANEOUS..............................................55
         11.1.    Amendments and Waivers.....................................55
         11.2.    Survival...................................................56
         11.3.    Notices....................................................56
         11.4.    Successors and Assigns.....................................57
         11.5.    Business Day...............................................57
         11.6.    GOVERNING LAW..............................................57
         11.7.    Severability...............................................57
         11.8.    Counterparts...............................................57
         11.9.    Headings and Table of Contents.............................57
         11.10.   Tax and Accounting Matters.................................57
         11.11.   Limitations of Liability...................................58
         11.12.   Transaction Costs; Fees....................................58
         11.13.   Operative Documents; Further Assurances....................59
         11.14.   Exculpation................................................59
         11.15.   Waiver of Trial by Jury....................................60
         11.16.   Benefit....................................................60



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                     ATTACHMENTS TO PARTICIPATION AGREEMENT

Appendix A    -   Definitions and Rules of Usage

Schedule 1    -   Noteholders' Addresses and Percentages
Schedule 2    -   Pricing Grid
Schedule 3    -   Form of Construction Budget
Schedule 4    -   States of Incorporation of Subsidiaries
Schedule 5    -   States in which Borrower and Subsidiary are Qualified to
                  Transact Business.
Schedule 6    -   Stock Ownership
Schedule 7    -   Changes in Names, Principal Office etc
Schedule 8    -   Addresses of Offices of Borrower and Subsidiaries
Schedule 9    -   Pending Litigation
Schedule 10   -   Compliance with Laws
Schedule 11   -   Existing Indebtedness
Schedule 12   -   Leased Restaurant Facilities
Schedule 13   -   Existing Investments
Schedule 14   -   Insider Loans
Schedule 15   -   Existing Sale/Leaseback Transaction
Schedule 16   -   Affiliated Transactions

Exhibit A     -   Form of A-Note
Exhibit B     -   Form of B-Note
Exhibit C     -   Freezer Lease


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                            PARTICIPATION AGREEMENT

         This PARTICIPATION AGREEMENT, dated as of October 10, 2000 (this "AGREEMENT"), among O'CHARLEY'S INC., a Tennessee corporation having an address at 3038 Sidco Drive, Nashville, Tennessee 37204 ("LESSEE" and "CONSTRUCTION AGENT"), FIRST AMERICAN BUSINESS CAPITAL, INC., a Tennessee corporation having an address at AmSouth Center, Nashville, Tennessee 37237 ("LESSOR"), AMSOUTH BANK, a banking association having an address at AmSouth Center, Nashville, Tennessee 37237, in its capacity as agent for the Noteholders ("AGENT"), and the lender parties signatory hereto (the "NOTEHOLDERS").


                              W I T N E S S E T H:
                              - - - - - - - - - -


         WHEREAS, the parties hereto desire to enter into this Agreement in order to undertake certain obligations and to clarify certain of their obligations pursuant to the Operative Documents.

         NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

SECTION 1.        DEFINITIONS

                  Capitalized terms used in this Agreement (including the foregoing preamble and recitals) and not otherwise defined herein shall have the respective meanings specified in APPENDIX A hereto unless the context hereof shall otherwise require. All references to Sections, Schedules and Exhibits herein are to Sections, Schedules and Exhibits of this Agreement unless otherwise indicated.

SECTION 2.        PARTICIPATION IN THE ACQUISITION, CONSTRUCTION,
                  FINANCING AND LEASE OF THE PROPERTIES; ISSUANCE
                  OF NOTES

         2.1.(a)  LOANS.

                  (i) ADVANCES. Subject to the terms and conditions of this Agreement, the Noteholders have agreed to make Advances, severally and not jointly, to the Lessor in an aggregate principal amount of up to $24,250,000 to acquire the HQ Property, construct the HQ Expansion and acquire, develop and construct various Restaurant Properties, in each case in accordance with the terms of this Agreement, the Agency Agreement and the other Operative Documents, and to pay other Project Costs, and in consideration of such Advances, the Lessor will issue the A-Notes and B-Notes to the Noteholders.



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                  (ii)     COLLATERAL. The notes and the obligations of the
         Lessor under this Agreement and the other Operative Documents shall be secured by inter alia, (i) a perfected, first priority mortgage lien or deed of trust on each Property, (ii) a perfected, first priority assignment of the Lease with respect to each Property, (iii) a perfected, first priority assignment of the Lessor's right, title and interest in, to and under the Agency Agreement, granted pursuant to the Assignment of Documents and (iv) a perfected, first priority security interest in all items of personal property owned by the Lessor and comprising a portion of each Property.

                  (iii) GUARANTY. The indebtedness evidenced by the A-Notes shall be guaranteed by the Lessee to the extent set forth in the A-Note Guaranty.

                  (iv) LESSOR INVESTMENT. Subject to the terms and conditions of this Agreement, on each Advance Date, the Lessor shall fund an amount equal to the Lessor Percentage of the total Project Costs requested by the Construction Agent in the applicable Requisition for such Advance Date (the "LESSOR INVESTMENT") which Lessor Investment shall be used to pay a portion of the applicable Project Costs simultaneously and pro rata with the Advances by the Noteholders.

             (b) TIME AND PLACE OF CLOSING. The Closing shall commence at 10:00 a.m. EST on the Closing Date at such place as the parties may agree upon in writing.

                  (i) the Construction Agent and Lessor shall execute and deliver the Agency Agreement;

                  (ii) the Subsidiary Guarantors shall execute and deliver the Subsidiary Guaranty;

                  (iii) Agent, Lessor and the Noteholders shall enter into the Intercreditor Agreement;

                  (iv) Lessor shall create, issue, sell and deliver to the Noteholders the A-Notes and the B-Notes in accordance with each Noteholder's Commitment Percentage with respect to each such Series;

                  (v)      Lessee shall execute and deliver the A-Note
         Guaranty; and

                  (vi) Lessor and Lessee shall execute and deliver the Lease.

         2.2. TRANSACTIONS TO OCCUR ON THE HQ CLOSING DATE. Subject to the satisfaction or waiver of the conditions precedent set forth in SECTION 4.5, on the HQ Closing Date:



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             (a)  each Noteholder shall make an Advance to, or as directed by,
         Lessor, for each Series held by such Noteholder, in the manner provided in SECTION 6 and in an amount equal to the product of (i) the applicable Series Percentage, (ii) the HQ Acquisition Costs and (iii) such Noteholder's Commitment Percentage with respect to such Series but in no event shall the aggregate of all Advances, including all Advances not yet funded, but requested in a Requisition, of any Noteholder exceed such Noteholder's Maximum Commitment Amount;

             (b) Lessor shall make an investment (a "LESSOR INVESTMENT") (to be contributed as equity and obtained by Lessor from the shareholders of Lessor, it being intended that these amounts are in addition to the funds advanced by the Noteholders pursuant to SECTION 2.2 (A) above) toward the purchase of the HQ Property equal to the product of (i) the Lessor Percentage and (ii) the HQ Acquisition Costs;

             (c) Lessor (i) shall acquire good and marketable fee simple title in the HQ Property (excluding, however, the Freezer Improvements, which shall not be conveyed to Lessor and shall continue to be owned by Lessee notwithstanding anything set forth herein or in any of the Operative Documents to the contrary) free and clear of all Liens other than Permitted Encumbrances, (ii) by execution and delivery of the HQ Mortgage and the UCC-1 Financing Statements provided for therein, shall grant to Agent a first priority mortgage lien on and security interest in the HQ Property, subject only to the Permitted Encumbrances, as security for the repayment of the Notes and Lessor Investment, (iii) shall enter into with Lessee a Lease Supplement and a Memorandum of Lease with respect to the HQ Property (provided, however, that the Freezer Land shall be expressly excluded therefrom, it being agreed that the Freezer Land shall be leased separately to Lessee pursuant to the Freeze Lease), and (iv) shall execute and deliver the Freezer Lease in the form attached hereto as Exhibit C; and

             (d) Lessee (i) shall cause to be conveyed to Lessor good and marketable fee simple title in and to the HQ Property, subject only to the Permitted Encumbrances, and (ii) shall execute and deliver a Lease Supplement and a Memorandum of Lease for the HQ Property and (iii) shall execute and deliver the Freezer Lease.

         2.3. TRANSACTIONS TO OCCUR ON EACH RESTAURANT CLOSING DATE. Subject to the satisfaction or waiver of the conditions precedent set forth in
SECTION 4.3, on each Restaurant Closing Date:

             (a) each Noteholder shall make an Advance to, or as directed by, Lessor, for each Series held by such Noteholder, in the manner provided in SECTION 6 and in an amount equal to the product of (i) the applicable Series Percentage (ii) the Restaurant Property Acquisition Costs and (iii) such Noteholder's Commitment Percentage with




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         respect to such Series but in no event shall the aggregate of all
         Advances, including, all Advances not yet funded but requested in a Requisition, of any Noteholder exceed such Noteholder's Maximum Commitment Amount;

             (b) Lessor shall make a Lessor Investment (to be contributed as equity and obtained by Lessor from the shareholders of Lessor, it being intended that these amounts are in addition to the funds advanced by the Noteholders pursuant to SECTION 2.3(A) above) toward the purchase of the applicable Restaurant Property in an amount equal to the product of (i) the Lessor Percentage and (ii) the Restaurant Property Acquisition Costs; and

             (c) Lessor (i) shall acquire good and marketable fee simple title in the applicable Restaurant Land or shall enter into a ground lease in form and substance satisfactory to Agent, pursuant to which Lessor shall acquire a valid and subsisting leasehold estate in such Restaurant Land, in either case, free and clear of all Liens other than Permitted Encumbrances, (ii) by execution and delivery of a Mortgage and UCC-1 Financing Statements specified therein with respect to such Restaurant Land, shall grant to Agent a first priority mortgage lien on and security interest in the Lessor's fee or leasehold interest, as the case may be, in the applicable Restaurant Land and the improvements located at such Restaurant Land subject only to the Permitted Encumbrances, as security for the repayment of the Notes and Lessor Investment and (iii) will enter into with Lessee a Lease Supplement and a Memorandum of Lease with respect to such Restaurant Property;

             (d) Lessee shall enter into a Lease Supplement and a Memorandum of Lease with Lessor with respect to such Restaurant Land, in form and substance satisfactory to Agent, pursuant to which Lessee shall acquire a valid and subsisting leasehold estate in such Restaurant Land.

         2.4.     THE NOTES.

             (a) Two series of notes (each, a "SERIES") of Notes are hereby created which Notes shall be designated as "A-NOTES" and "B-NOTES" and collectively referred to as the "NOTES." The A-Notes shall each be substantially in the form attached hereto as EXHIBIT A. The B-Notes shall each be substantially in the form attached hereto as EXHIBIT B.

             (b) The Notes shall be dated the date of issuance thereof hereunder, shall bear interest on the then outstanding unpaid principal amount thereof as provided in SECTION 6.3 until paid in full, and shall bear interest on any overdue principal, premium, if any, and interest, at the Default Rate.



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         2.5.     THE LESSOR INVESTMENT. All amounts that the Lessor shall be required to make as a Lessor Investment as provided in the Operative Documents shall be contributed to Lessor from the shareholders of Lessor as equity and not from the proceeds of the issuance of the Notes.

         2.6 THE HQ EXPANSION. Anything to the contrary provided herein notwithstanding, nothing herein or in any of the Operative Documents shall require Lessee to request that Lessor finance the HQ Expansion under this Agreement and the other Operative Documents unless Lessee elects to do so in its sole discretion.

SECTION 3.        REPRESENTATIONS AND WARRANTIES

         3.1. REPRESENTATIONS AND WARRANTIES OF LESSOR. Lessor represents and warrants to each other party hereto that:

             (a) ORGANIZATION. Lessor is a corporation duly organized, validly existing and in good standing under the laws of the State of Tennessee and has full corporate power and authority to carry on its business as now conducted, and has the full power, authority and legal right to execute, deliver and perform its obligations hereunder and under the other Operative Documents to which it is a party and has full power, authority and legal right under the laws of the State of Tennessee to execute, deliver and perform its obligations under each of the Operative Documents to which it is a party Lessor has not changed its name, been the surviving corporation in a merger, acquired any business, or changed its jurisdiction of incorporation.

             (b) AUTHORITY. Lessor has duly authorized, executed and delivered this Agreement and each other Operative Documents to which it is a party to be delivered on the Closing Date;

             (c) VALIDITY. This Agreement constitutes, and the Notes, the Lease, the Mortgage and each of the other Operative Documents to which Lessor is a party, when executed and delivered, will constitute, a legal, valid and binding obligation of Lessor, enforceable against it, in accordance with their respective terms, subject to laws generally affecting the enforcement of creditors' rights;

             (d) APPROVALS. Neither the execution, delivery and performance by Lessor of the Operative Documents to which it is a party, nor the consummation by Lessor of any of the transactions contemplated hereby or thereby, nor the compliance by Lessor with any of the terms and provisions hereof and thereof, (A) requires any approval of its stockholders, or any approval or consent of or notice to any trustees or holders of any indebtedness or obligations of it, or (B) violates its articles of incorporation or by-laws,




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         or contravenes or will contravene any provision of, or constitutes a default under, or results in any breach of, or results in the creation of any Lien (other than Permitted Encumbrances) upon its property under any indenture, mortgage, chattel mortgage, deed of trust, conditional sale contract, bank loan or credit agreement, license or other agreement or instrument to which it is a party or by which it is bound, or contravenes any Applicable Law (with respect to execution and delivery) or any Tennessee or any judgment or order applicable to or binding on it;

             (e) TAXES. There are no Taxes payable by Lessor imposed by the United States of America, any state or any political subdivision thereof in connection with (A) the execution and delivery by Lessor of this Agreement, the Notes, the Mortgages or the other Operative Documents to which Lessor is a party or (B) the acquisition of its interests in the Properties (other than franchise or other taxes based on or measured by any fees or compensation received by Lessor for services rendered in connection with the transactions contemplated hereby) solely because Lessor is a corporation having its principal office located in Nashville, Tennessee;

             (f) NO LITIGATION. There is no litigation, proceeding or action pending or, to the best of the knowledge of Lessor, threatened, against Lessor before any Governmental Authority which individually or in the aggregate, if determined adversely to it, would materially adversely affect the ability of Lessor to perform its obligations under this Agreement, the Notes or the other Operative Documents to which it is a party;

             (g) CONSENTS. No consent, approval, order or authorization of, giving of notice to, or registration with, or taking of any other action in respect of, any State of Tennessee or United States Governmental Authority is required for the execution and delivery of, or the performance by, Lessor of any of the transactions contemplated hereby or of any of the transactions contemplated by any of the other Operative Documents to which Lessor is a party, other than any such consent, approval, order, authorization, registration, notice or action as has been duly obtained, given or taken;

             (h) LESSOR LIENS. (A) From and after the HQ Closing Date, the HQ Property and (B) from and after each Restaurant Closing Date, the applicable Restaurant Property shall be free of any Lessor Liens attributable to Lessor and Lessor agrees that it will promptly cause any such Lessor Lien to be duly discharged and removed at its own cost and expense and not out of its interest in the Properties. Lessor, at its own expense and not out of its interest in the Properties, shall indemnify, protect, save and hold harmless Lessee, the Noteholders, Agent, and their respective assigns, successors, servants and agents, from and against any reduction in the amount payable out of the Properties to the Noteholders, or any other loss, liability, obligation, damage, penalty, claim, action, suit, disbursement, cost or expense of whatsoever kind and nature (including reasonable legal



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         fees and expenses) imposed on, asserted against or incurred by the
         Noteholders, Agent or Lessee as a result of the imposition or enforcement of any such Lessor Lien;

             (i) CHIEF EXECUTIVE OFFICE. The chief executive office (as such term is used in Section9-103 and 9-401 of the Uniform Commercial Code) and principal place of business of Lessor is located at AmSouth Center, 315 Deaderick Street, Nashville, Tennessee 37237; and

             (j) NO DEFAULT. NoDefault or Event Default has occurred and is continuing under this Agreement or any of the other Operative Documents to which Lessor is a party.

             (k) INVESTMENT COMPANY. Lessor is not an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

             (l) NO OFFERING. Except as contemplated by the Operative Documents, Lessor has not offered (and on the Closing Date and each Restaurant Closing Date will not have offered) any interest in the HQ Property, any Restaurant Property, the Notes, the Mortgages or the Lease, to, or solicited any offer to acquire any of the same from, any Person, in violation of Section 5 of the Securities Act, nor has it authorized any Person to take any such action, and Lessor has not taken (and on the Closing Date and each Restaurant Date shall not have taken) any action that would subject any interest in the HQ Property, any Restaurant Property, the Notes, or the Lease to the registration requirements of Section 5 of the Securities Act.

             (m) MARGIN REGULATIONS. No proceeds from any Advance will be used for any purpose that requires any Noteholder to deliver or obtain any certification under, or comply with, any margin requirement or other provision of Regulations T, U and X of the Board of Governors of the Federal Reserve System.

         3.2. REPRESENTATIONS AND WARRANTIES OF LESSEE. Lessee represents and warrants to each other party hereto that:

             (a) ORGANIZATION. Lessee is a corporation duly organized, validly existing and in good standing under the Laws of the State of Tennessee. Each of Lessee's Subsidiaries is a corporation or limited liability company duly organized, validly existing and in good standing under the Laws of its state of incorporation or formation, all as set forth in SCHEDULE 4 attached hereto. Lessee and each such Subsidiary has the lawful power to own its properties and to engage in the business it conducts, and each is duly qualified and in good standing as a foreign corporation or limited liability company, as



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         applicable, in the jurisdictions wherein the nature of the business transacted by it or property owned by it makes such qualification necessary. The states in which Lessee and each Subsidiary are qualified to do business are set forth in SCHEDULE 5 attached hereto. The percentage of Lessee's ownership of the outstanding stock of each Subsidiary is as listed in SCHEDULE 6 attached hereto. Neither Lessee nor any Subsidiary has changed its name, been the surviving corporation in a merger, acquired any business, or changed its principal executive office or jurisdiction of incorporation since April 21, 1994, except as set forth in SCHEDULE 7 attached hereto. The addresses of all places of business of Lessee and each such Subsidiary are as set forth in SCHEDULE 8 attached hereto.

             (b) NO CONFLICT. Neither Lessee nor any Subsidiary is in material default with respect to any of its existing Indebtedness, and the making and performance of this Agreement, the Lease and the other Operative Documents to which Lessee or such Subsidiary is a party will not (immediately, or with the passage of time or the giving of notice, or both):

                  (i) cause Lessee or any Subsidiary to be in material default thereunder on account thereof;

                  (ii) violate the charter or bylaw provisions of Lessee or any Subsidiary, or violate any Applicable Laws or result in a default under any contract, agreement, or instrument to which Lessee or any Subsidiary is a party or by which Lessee or any Subsidiary or its property is bound; or

                  (iii) result in the creation or imposition of any security interest in, or Lien (other than liens created pursuant to the Operative Documents) upon, any of the assets of Lessee or any Subsidiary.

             (c) DUE AUTHORIZATION. Lessee has the power and authority to enter into and perform this Agreement, the Lease and the other Operative Documents, as applicable, and to incur the obligations herein and therein provided for, and has taken all corporate action necessary to authorize the execution, delivery, and performance of this Agreement, the Lease and the other Operative Documents to which it is a party.

             (d) VALIDITY. This Agreement, the Lease and the other Operative Documents executed as of the date hereof are, and the Lease Supplements when delivered will be, valid, binding and enforceable against Lessee in accordance with their respective terms, subject to laws generally affecting the enforcement of creditors' rights.

             (e) NO LITIGATION. Except as disclosed in SCHEDULE 9 attached hereto, there is no pending or, to Lessee's knowledge, threatened order, notice, claim, litigation,




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         proceeding or investigation against or affecting Lessee or any
         Subsidiary, whether or not covered by insurance, that would involve, in the aggregate, the payment by Lessee or any Subsidiary of Two Hundred Fifty Thousand Dollars ($250,000.00) or more or have a material adverse effect on the Lessee, any Subsidiary or any of their respective operations if adversely determined. Upon the request by Agent, Lessee shall provide Agent with copies of all pleadings and other documents filed in any of the matters disclosed in said Schedule.

             (f) FINANCIAL STATEMENTS. The Financial Statements, including any schedules and notes pertaining thereto, have been prepared in accordance with GAAP, and fully and fairly present in all material respects the financial condition of Lessee and its Subsidiaries at the dates thereof and the results of operations for the periods covered thereby, and there have been no material adverse changes in the financial condition or business of Lessee and its Subsidiaries taken as a whole from July 9, 2000 to the date hereof.

             (g) FINANCIALS BRING-DOWN. Lessee and its Subsidiaries have no material Indebtedness of any nature, including, but without limitation, liabilities for Taxes or any interest or penalties relating thereto, except to the extent reflected (in a footnote or otherwise) and reserved against in the Financial Statements, or as disclosed in or permitted by this Agreement. Lessee does not know, and has no knowledge of any basis for the assertion against it or any Subsidiary, of any material Indebtedness of any nature not fully reflected and reserved against in the Financial Statements.

             (h) TAXES. Lessee and each of its Subsidiaries have filed all federal, state and local tax returns and other reports they are required by Applicable Law to file prior to the date hereof and which are material to the conduct of their respective businesses, have paid or caused to be paid all Taxes that are due and payable prior to the date hereof, and have made adequate provision for the payment of such Taxes that are accruing but not yet payable. Lessee has no knowledge of any deficiency or additional assessment in a materially important amount in connection with any Taxes not provided for on its books.

             (i)  COMPLIANCE WITH LAW. Except as otherwise disclosed in
         SCHEDULE 10 attached hereto, or except to the extent that the failure to comply would not materially interfere with the conduct of the business of Lessee and its Subsidiaries taken as a whole, Lessee and its Subsidiaries have complied, in all material respects, with all Applicable Law with respect to: (i) any restrictions, specifications, or other requirement pertaining to products that Lessee or any Subsidiary sells or to the services each performs, (ii) the conduct of their respective businesses, (iii) the use, maintenance, and operation of the properties owned or leased by them, in the conduct of their respective businesses and (iv) health, safety, worker's compensation and equal employment opportunity.



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             (j)  ENVIRONMENTAL. Lessee and its Subsidiaries and their
         respective assets and operations are in compliance in all material respects with all Environmental Laws, and Lessee and its Subsidiaries will comply, in all material respects, with all such Environmental Laws and regulations which may be imposed in the future. All facilities and properties of Lessee and its Subsidiaries are and will be in all material respects, in a clean and healthful condition, free of asbestos and of all contamination by Hazardous Materials and other potentially harmful chemical or physical conditions, including, without limitation, any contamination of the air, soil, groundwater or surface waters associated with such facilities and properties. There are no storage tanks (whether above or below ground) located in or on such facilities and properties. No Hazardous Materials intended for use or generated at any such facilities or properties have been or are used, stored, treated or disposed of in violation of Applicable Laws and regulations. All Hazardous Materials which have been removed, released or emitted from any of such facilities or properties were and are documented, transported and disposed of in compliance in all material respects with all Applicable Laws and regulations; and neither Lessee nor any Subsidiary is a defendant in any administrative or judicial action alleging liability under the Comprehensive Environmental Response, Compensation and Liability Act, as amended ("CERCLA"), or any other Environmental Law, nor has Lessee or any Subsidiary received a notice that it is a potentially responsible party under CERCLA, similar state laws, or any other Environmental Law.

             (k) REPRESENTATIONS. No representation or warranty by Lessee or any Subsidiary contained herein or in any certificate, Exhibit or Schedule furnished by Lessee or any Subsidiary pursuant to this Agreement contains any untrue statement of material fact or omits to state a material fact necessary to make such representation or warranty not misleading in light of the circumstances under which it was made.

             (l) CONSENTS. Each consent, approval or authorization of, or filing, registration or qualification with, any Person required to be obtained or effected by Lessee or any Subsidiary in connection with the execution and delivery of this Agreement or the other Operative Documents to which it is a party or the undertaking or performance of any obligation thereunder has been duly obtained or effected.

             (m) INDEBTEDNESS. All existing Indebtedness of Lessee or any Subsidiary (i) for money borrowed or (ii) secured by any security agreement, mortgage, or agreement covering the lease of real or personal property by Lessee or any Subsidiary as lessee, is described on SCHEDULE 11 attached hereto.

             (n) RESTAURANT LEASES. All lease agreements for restaurant facilities operated by Lessee or its Subsidiaries are described on
         SCHEDULE 12 attached hereto.

             (o) ERISA. All Defined Benefit Pension Plans, as defined in the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), of Lessee and each Subsidiary meet, as of the date hereof, the minimum funding standards of Section 302 of ERISA, and no Reportable Event or Prohibited Transaction, as such terms are defined in ERISA, has occurred with respect to any such plan.

             (p) TITLE TO ASSETS. Upon consummation of the transactions contemplated by this Agreement and the other Operative Documents on the Closing Date and each Restaurant Closing Date, Lessor shall hold good and marketable fee title to or a valid and subsisting leasehold estate in each of the Properties, in either case, free and clear of all liens except Permitted Encumbrances. Without limiting the immediately preceding sentence, Lessee and each Subsidiary has good and marketable fee title or a valid and subsisting leasehold estate, as the case may be, as of the date of each of its financial statements delivered hereunder, to all of its material assets reflected therein free and clear of all Liens except those permitted under the Bank Credit Agreement.

             (q) CHIEF EXECUTIVE OFFICE. The chief executive office (as such term is used in Sections 9-103 and 9-401 of the Uniform Commercial
         Code) and principal place of business of Lessee and where Lessee keeps its records concerning the HQ Property and where Lessee shall keep its records concerning the Restaurant Properties, and the transactions contemplated hereby and by the other Operative Documents is located at 3038 Sidco Drive, Nashville, Tennessee 37204.

             (r) NO DEFAULT. No Default or Event of Default has occurred and is continuing.

             (s) INVESTMENT COMPANY. Neither Lessee nor any Subsidiary is an "investment company" or a company "controlled" by an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

             (t) NO OFFERING. Except as contemplated by the Operative Documents, Lessee has not offered (and on the Closing Date and each Restaurant Closing Date will not have offered) any interest in the HQ Property, any Restaurant Property, the Notes, the Mortgages or the Lease, to, or solicited any offer to acquire any of the same from, any Person, in violation of Section 5 of the Securities Act, nor has it authorized any Person to take any such action, and Lessee has not taken (and on the Closing Date and each Restaurant Date shall not have taken) any action that would subject any interest in the HQ Property, any Restaurant Property, the Notes, or the Lease to the registration requirements of Section 5 of the Securities Act.

             (u) MARGIN REGULATIONS. No proceeds from any Advance will be used for any purpose that requires any Noteholder to deliver or obtain any certification under, or comply with, any margin requirement or other provision of Regulations G, T, U and X of the Board of Governors of the Federal Reserve System.

             (v) BROKER. Lessee has not retained any broker, finder or financial advisor (except that AmSouth Bank has been retained to structure, arrange and syndicate the synthetic lease facility contemplated by this Agreement pursuant to a separate agreement) in connection with the transactions contemplated by the Operative Documents, and there is no real estate broker or agent to whom a commission is due by Lessor or Lessee as a result of the acquisition by Lessor of any interest in (i) the HQ Property or (ii) any Restaurant Property, except with respect to any broker identified in a written notice by Lessee to Lessor and Agent prior to the applicable Restaurant Closing Date to whom Lessee or any of its Subsidiaries has agreed to pay a brokerage commission customary in the locale in which the applicable Restaurant Property is located, which Lessee shall cause to be paid in full upon the applicable Restaurant Closing Date.

             (w) DUE AUTHORIZATION OF EACH SUBSIDIARY. Each Subsidiary has the power and the authority to enter into and perform the Subsidiary Guaranty and to insure the obligations therein provided for, and have taken all corporate or limited liability company, as applicable, action necessary to authorize the execution, delivery and performance of the Subsidiary Guaranty.

             (x) VALIDITY WITH RESPECT TO SUBSIDIARIES. The Subsidiary Guaranty, when executed and delivered, will be binding and enforceable against each Subsidiary party thereto in accordance with its terms, subject to laws generally affecting the enforcement of creditor's rights.

         3.3. OPINION ACKNOWLEDGMENT. Each of the parties hereto, with respect to such party, expressly consents to the rendering by its counsel of the applicable opinion referred to in SECTION 4.1 and acknowledges that such opinion shall be deemed to be rendered at the request and upon the instructions of such party, each of whom has consulted with and has been advised by its counsel as to the consequences of such request, instructions and consent.

SECTION 4.        CONDITIONS PRECEDENT

         4.1. CONDITIONS PRECEDENT TO CLOSING. The obligation of Lessor, Agent and the Noteholders to enter into the transactions contemplated in
SECTION 2 shall be subject to fulfillment of the following conditions (other than such conditions that are the responsibility of such party hereunder) on or before the Closing Date:

             (a) OPERATIVE DOCUMENTS IN FULL FORCE AND EFFECT. The Operative Documents described in SECTION 2.1(B) hereof shall have been duly authorized, executed and delivered by the parties thereto (except that the execution and delivery of the documents referred to above by a party hereto shall not be a condition precedent to such party's obligations hereunder), shall each be in full force and effect and executed counterparts of each shall have been delivered to each such party or its counsel.

             (b) CORPORATE DOCUMENTS. Agent shall have received such documents and evidence with respect to Lessee, the Subsidiary Guarantors and Lessor, as Agent may reasonably request in order to establish that the consummation of the transactions contemplated by this Agreement and the other Operative Documents, the taking of all corporate and other proceedings in connection therewith and compliance with the conditions herein or therein set forth have been duly authorized, including (i) certified copies of all documents evidencing the corporate actions, or actions by the members, as applicable, of Lessee, the Subsidiary Guarantors and Lessor including resolutions of the Board of Directors or managing members of each such party, as applicable, in each case, duly authorizing the transactions contemplated hereby and the execution, delivery and performance by Lessee, the Subsidiary Guarantors and Lessor of each Operative Document to which it is a party and (ii) certified copies, as applicable, of the by-laws, operating agreements, certificates of formation and certificates or articles of incorporation of Lessee, the Subsidiary Guarantors and Lessor.

             (c) INCUMBENCY CERTIFICATES. Agent shall have received an incumbency certificate dated as of the Closing Date of each of Lessee, the Subsidiary Guarantors and Lessor regarding the officers authorized to execute and deliver the Operative Documents to which it is a party and any other documents and agreements delivered in connection therewith.

             (d) OPINIONS OF COUNSEL. Agent shall have received the favorable written opinion from each of (1) Bass, Berry & Sims PLC, counsel for Lessee and the Subsidiary Guarantors, (2) Brown, Todd & Heyburn PLLC, special counsel for Lessor and (3) such other opinions of counsel as Agent or its counsel may reasonably request, each in form and substance and addressed to such parties as Agent or its counsel may require.

             (e) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Lessor and Lessee set forth in the Operative Documents shall be true and correct in all material respects as of the Closing Date, and Lessee and Lessor shall each have delivered an Officer's Certificate dated as of the Closing Date to such effect as to such party's representations and warranties.

             (f) CONSENTS. All approvals or consents relating to Lessor, Lessee or the Subsidiary Guarantors required in connection with the transactions contemplated by the relevant Operative Documents shall have been obtained and be in full force and effect.

             (g) GOVERNMENTAL ACTIONS. All actions, if any, required to have been taken on or prior to the Closing Date shall have been taken by any Governmental Authority and all orders, permits, waivers, exemptions, authorizations and approvals of such entities required to be in effect in connection with the transactions contemplated by this Agreement and the other Operative Documents shall have been issued, and all such orders, permits, waivers, exemptions, authorizations and approvals shall be in full force and effect.

             (h) NO MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have occurred since the execution of this Agreement that shall not have been remedied to Agent's and Lessor's satisfaction.

             (i) OTHER INFORMATION. Lessor and Agent shall have received such information and copies of such other documents as either of them may reasonably request.

         4.2. CONDITIONS PRECEDENT TO EACH FUNDING. Without limiting the conditions precedent set forth elsewhere in this SECTION 4, the obligation of each of the Noteholders to make any Advance and of the Lessor to make any Lessor Investment shall be subject to the satisfaction of each of the following conditions (other than such conditions that are the responsibility of such party hereunder) on or before the applicable Advance Date:

             (a) REQUISITION. Agent shall have received, with respect to each Eurodollar Advance, no later than three (3) Business Days prior to and with respect to each Floating Rate Advance, no later than one (1) Business Day prior to the date on which such Advance is to be funded, (an "ADVANCE DATE") (i) a requisition (a "REQUISITION") which contains
         (A) the identity of the Property or Properties with respect to which such Advance is being requested, (B) the Advance Date, (C) the amount of the Advance and Lessor Investment requested, together with allocation of the amount to be advanced with respect to each applicable Property and the purpose for which such Advance is made and,
         (D) a designation of such Advance as a Floating Rate Advance or a Eurodollar Advance, (E) a designation as to whether the Investment Yield applicable to the Lessor Investment so requested shall be the rate under clause (i) or (ii) of SECTION 6.3(B) hereof, (F) in the case of Eurodollar Advance (or in the case of Investment Yield upon the requested Lessor Investment being the rate described in SECTION 6.3(B)(I) hereof), the duration of the initial Eurodollar Interest Period for such Eurodollar Advance or Lessor Investment, as applicable, (G) a representation and warranty by Construction Agent that all the conditions precedent to such Advance hereunder and under the other Operative Documents have been satisfied, (H) the corresponding amount of Lessor Investment to be funded on such Advance Date and (I) such additional information as Agent may reasonably request with respect to such Advance and (ii) an Officer's Certificate dated as of such Advance Date to the effect that such party's representations and warranties set forth herein and in the other Operative Documents are true and correct as of such Advance Date.

             (b) REPRESENTATIONS AND WARRANTIES. The representations and warranties of Lessee and Lessor set forth herein and in the other Operative Documents shall be true and correct as of such Advance Date.

             (c) NO EVENT OF DEFAULT. No Event of Default or Default shall have occurred and be continuing.

             (d) NO THREATENED PROCEEDINGS. No action, suit or proceeding shall have been instituted nor, to the knowledge of Lessee or its Subsidiaries, shall governmental action be threatened before any court or Governmental Authority, nor shall any order, judgment or decree have been issued or proposed to be issued by any court or Governmental Authority (i) regarding any Property or Lessee's, Lessor's or any Noteholder's interest therein, (ii) that questions the validity or enforceability of any Operative Document or transactions contemplated thereby or (iii) where there is a reasonable probability of a determination that would, individually or in the aggregate, result in a Material Adverse Change.

             (e) NO MATERIAL ADVERSE CHANGE. No Material Adverse Change shall have occurred since the Closing Date that shall not have been remedied to Agent's satisfaction.

             (f) LEGALITY. The making of such Advance, and the maintenance thereof, by any Noteholder shall not be prohibited by any Applicable Law (including, without limitation, Regulation G, T, U or X and any applicable usury laws) and shall not subject any Noteholder to any Tax (other than any amounts paid or payable pursuant to SECTION 6.4(D)), penalty, liability or other onerous condition under or pursuant to any Applicable Law.

             (g) MAXIMUM AMOUNT. The aggregate amount of Advances to be made with respect to any Series shall not, when added to the aggregate amount of Advances already made with respect to such Series, exceed the Maximum Series Amount with respect to such Series. The aggregate amount invested by the Lessor shall not exceed the Maximum Lessor Investment Amount.

             (h) CLOSING FEES. Agent, Lessor and the Noteholders shall have either received payment of all fees and expenses pursuant to SECTION
         11.12 from the proceeds of previous Advances and Lessor Investment or will receive such payment from the proceeds of the Advances and Lessor Investment being requested by the applicable Requisition.

             (i) PAYMENT OF TAXES, ETC. All taxes, charges, and reasonable and documented fees and costs, if any, payable on or prior to the applicable Advance Date in connection with the execution, delivery, recording, filing and performance through such Advance Date of the Operative Documents, or in connection with the issuance and sale of the Notes shall have been paid in full unless same will be paid from the proceeds of the Advances and Lessor Investment being requested by the applicable Requisition.

             (j) RESTAURANT ADVANCES. With respect to any Restaurant Advance the aggregate amount of Restaurant Advances to be made by each Noteholder with respect to the Restaurant Land being acquired and the Restaurant Improvements being constructed on such Restaurant Land and each Series of Notes held by such Noteholder shall not exceed the product of (A) the applicable Series Percentage, (B) such Noteholder's Commitment Percentage with respect to such Series of Notes and (C) the applicable Restaurant Property Maximum Advance Amount.

             (k) HEADQUARTERS ADVANCES. With respect to HQ Advances, the aggregate amount of Advances to be made by such Noteholder with respect to the acquisitions of the HQ Property or, HQ Expansion, as the case may be, and each Series held by such Noteholder shall not exceed the product of (i) the applicable Series Percentage, (ii) such Noteholder's Commitment Percentage with respect to such Series and (iii) (A) with respect to the Advance to Fund the HQ Closing, the HQ Acquisition Costs and (B) with respect to HQ Expansion Advances the HQ Expansion Maximum Advance Amount.

             (l) SINGLE ADVANCE PER MONTH. Except for Advances or Lessor Investment pursuant to SECTION 6.2 hereof, no more than one (1) Advance and corresponding Lessor Investment shall be made in any calendar month, which Advance and Lessor Investment may be used to fund Project Costs with respect to multiple Properties.

         4.3. CONDITIONS PRECEDENT TO EACH RESTAURANT ACQUISITION. The obligation of each of the Noteholders to make any Advance (a "RESTAURANT ACQUISITION ADVANCE") and of the Lessor to make a Lessor Investment to acquire any Restaurant Land in accordance with SECTION 2.3 shall be subject to the satisfaction of each of the following conditions (other than such conditions that are the responsibility of such party hereunder) on or before the date of the closing of such transaction (a "RESTAURANT CLOSING DATE"):

             (a) OPERATIVE DOCUMENTS. The documents and transactions described in SECTION 2.3 shall have been duly authorized, executed, delivered and consummated with respect to such Restaurant Land, and such documents shall each be in full force and effect. Lessor shall have received a copy of each of the deliveries made to the Agent pursuant to SECTION 4.1 (other than deliveries of Lessor) and each certificate or opinion described in such SECTION 4.1 shall be addressed to Lessor as well as Agent and the Noteholders.

             (b) INSURANCE CERTIFICATE. Agent and Lessor shall have received an insurance certificate of an independent insurance broker dated on or prior to the applicable Restaurant Closing Date evidencing the insurance required pursuant to SECTION 9 of the Lease with respect to such Restaurant Property.

             (c) NO VIOLATION OF APPLICABLE LAW. The execution, delivery and performance of the documents described in SECTION 4.3(A) with respect to such Restaurant Property and the consummation of the transactions contemplated thereby shall not violate or conflict with any Applicable Law.

             (d) CLOSING FEES. All reasonable and documented fees, expenses and transactions costs payable pursuant to SECTION 11.12 on or prior to such Restaurant Closing Date shall have been paid in full, which fees, expenses and costs shall be reimbursed from the proceeds of Advances and Lessor Investment.

             (e) CONSENTS. All approvals or consents relating to such Restaurant Property required in connection with the transactions contemplated by the documents described in SECTION 4.3(A) with respect to such Restaurant Property shall have been obtained.

             (f) GOVERNMENTAL ACTIONS. All actions, if any, required to have been taken on or prior to the applicable Restaurant Closing Date shall have been taken by any Governmental Authority and all orders, permits, waivers, exemptions, authorizations and approvals of such entities required to be in effect in connection with the transactions contemplated by the documents described in SECTION 4.3(A) with respect to such Restaurant Property shall have been issued, and all such orders, permits waivers, exemptions, authorizations and approvals shall be in full force and effect.

             (g) TITLE AND TITLE INSURANCE. On the applicable Restaurant Closing Date, (i) Lessor shall have received from the Title Underwriter its ALTA Form B-1970, revised 1984, an Extended Coverage Owner's Policy of Title Insurance (a "RESTAURANT OWNER'S POLICY"), insuring that Lessor owns good and marketable fee simple title to, or holds a valid and subsisting ground leasehold estate in, the applicable Restaurant Land, subject only to the Permitted Encumbrances, in an amount equal to the budgeted total

         Project Costs for the applicable Restaurant Land and Restaurant Improvements (subject to customary pending disbursements provisions), together with complete, legible copies of all encumbrances, plats, maps and surveys of record and (ii) Agent shall have received from the Title Underwriter its ALTA Form B-1970, revised 1984, of extended coverage Lender's Policy of Title Insurance (an "RESTAURANT LENDER'S POLICY"; together with the Restaurant Owner's Policy, "RESTAURANT TITLE POLICIES"), insuring the creation under the applicable Mortgage in favor of Agent of a valid first priority Lien against the Restaurant Property, subject only to Permitted Encumbrances in an amount equal to all amounts to be advanced under the Notes with respect to such Restaurant Property, together with complete legible copies of all encumbrances and plats of record. The Restaurant Title Policies shall have an effective date as of such Restaurant Closing Date and shall contain the endorsements reasonably requested by Agent, Lessor and/or Lessee. Nothing contained in this SECTION 4.2(G) shall be deemed to preclude Lessee from obtaining, at its own cost and expense, to the extent available, a leasehold title policy with respect to the Restaurant Property from the Title Underwriter or any other title insurance company, in form and substance satisfactory to Lessee.

             (h) ENVIRONMENTAL REPORT. A Phase I environmental assessment of the applicable Land shall have been conducted by the Environmental Consultant, and Agent and Lessor shall have received a copy of the Environmental Consultant's report on such environmental assessment, the scope of which review and which report, as well as the condition of the Land as evidenced by such report, shall disclose no adverse environmental condition requiring remediation or potential environmental liability and shall otherwise be satisfactory, in form and substance, to Agent and Lessor each in their sole discretion. If such environmental assessment is not addressed directly to Lessor, Agent and the Noteholders, Agent and Lessor shall have received letters from the Environmental Consultant stating that Agent, the Noteholders and Lessor may rely on such environmental assessment as if it was originally addressed to them in all respects.

             (i) PAYMENT OF TAXES, ETC. All Taxes, charges, and reasonable and documented fees and costs, if any, payable on or prior to such Restaurant Closing Date in connection with the execution, delivery, recording, filing and performance through such Restaurant Closing Date, or use and occupancy of such Restaurant Property shall have been paid in full or sufficient funds to pay such Taxes, charges, fees and costs have been deposited with the Title Underwriter under instructions to pay the same, which Taxes, charges, fees and costs shall be reimbursed from the proceeds of Advances and Lessor Investments.

             (j) SURVEY. Lessor, the Title Underwriter and Agent shall have received an accurate "ALTA/ASCM Land Title Survey" with respect to such Restaurant Land meeting the accuracy requirements of a Class "A" Survey, as defined by the guidelines of the ALTA/ASCM and certified by the applicable surveyor to Lessee, Lessor, Agent and the Title Underwriter, which survey (1) shall include all minimum standard detail requirements for Class "A" ALTA/ASCM Land Title Surveys and items 1-13 listed on Table 34 thereof, except items 5 and 12 regarding topography and governmental agency requirements, respectively, (2) a statement that such land does not lie within any flood hazard areas designated on the maps entitled "Flood Insurance Rate Map," "Flood Hazard Floodway Boundary Map," "Flood Hazard Boundary Map" or "Flood Boundary and Floodway Map" published by the Federal Emergency Management Agency or on any Flood Hazard Boundary Map published by the U.S. Department of Housing and Urban Development, and (3) shall be satisfactory to the Title Underwriter.

             (k) APPRAISAL. With respect to the first three Restaurant Properties to be acquired with Advances made pursuant to this Agreement (the "Initial Restaurant Properties") Agent and Lessor shall have received an appraisal indicating a fair market value of such Restaurant Property upon the completion of the related Restaurant Improvements of no less than the projected Project Costs for the applicable Restaurant Improvements and otherwise in form and substance reasonably satisfactory to Agent and Lessor. With respect to Restaurant Properties acquired after the Initial Restaurant Properties, Lessor and Agent shall have received such appraisals, if any, as may be requested by Lessor or Agent in their sole discretion.

             (l) SEPARATE ASSESSMENT; ZONING. Lessor and Agent shall have received evidence reasonably satisfactory to Lessor and Agent that such Restaurant Land is (i) separately assessed for real estate tax purposes and legally subdivided under local law and (ii) properly zoned for the construction and use of such Restaurant Improvements in accordance with the terms of the Lease.

             (m) OTHER INFORMATION. Lessor and Agent shall have received such information and copies of such other documents as any of them may reasonably request.

             (n) APPROVED PLANS. Agent shall have received the plans and specifications with respect to the Restaurant Improvements; the Construction Agent acknowledging hereby that it has delivered to Agent prototype plans and specifications for Restaurant Improvements and agreeing that it shall promptly notify Agent of any material modification to such prototype plans or specifications for the construction of any Restaurant Property;

             (o) APPROVED BUDGET. Agent shall have received the final construction budget with respect to the development and improvement of such Restaurant Improvements which construction budget shall reflect a total construction cost that, when added to the cost of acquisition of the applicable Restaurant Property, will not violate the condition set forth in SECTION 4.2(J); the Construction Agent acknowledging hereby that it has delivered to Agent the pro forma construction budget for the construction of the prototype Restaurant Improvements and agrees that it shall promptly notify Agent of any material modifications to such pro forma construction budget; provided, however, that in no event shall the sum of all delivered and proposed construction budgets, including contingencies exceed the sum of the Maximum Series Amounts and the Maximum Lessor Investment.

             (p) MAXIMUM CONSTRUCTION IN PROGRESS. The aggregate amount of actual and projected Project Costs (whether or not already funded) for all Restaurant Improvements that have yet to be completed in accordance with the Agency Agreement (as set forth in the applicable construction budgets) shall at no time exceed $10,000,000.

             (q) RESTAURANT CLOSING DATE. The applicable Restaurant Closing Date shall occur no later than the first anniversary of the first Advance under this Agreement.

             (r) INCUMBENCY CERTIFICATES. Agent and Lessor shall have received an incumbency certificate, dated as of such Restaurant Acquisition Advance Date, of Lessee regarding the officers authorized to execute and deliver the Operative Documents to which it is a party in connection with the acquisition or improvement of the applicable Property and any other documents and agreements delivered in connection therewith.

         4.4. CONDITIONS PRECEDENT TO EACH RESTAURANT IMPROVEMENT ADVANCE. The obligation of each of the Noteholders to make any Advance (a "RESTAURANT IMPROVEMENT ADVANCE") and of Lessor to make a Lessor Investment with respect to any Project Costs for any Restaurant Improvements shall be subject to the satisfaction of each of the following conditions:

             (a)  RESTAURANT ACQUISITION. Each of the conditions set forth in
         SECTION 4.3 with respect to the acquisition of the applicable Restaurant Land by Lessor in accordance with SECTION 2.3 shall have been satisfied and the transactions contemplated by said SECTION 2.3 shall have been completed. Each of the conditions set forth in SECTION
         4.3 with respect to the applicable Restaurant Property shall continue to be satisfied as of the date of the Restaurant Advance Date.

             (b) USE OF RESTAURANT ADVANCE PROCEEDS. All proceeds of prior Restaurant Advances with respect to the applicable Restaurant Property expended by or on behalf of the Construction Agent shall have been applied solely to Project Costs (and all work and materials related thereto shall have been actually performed or purchased, as the case may be) for the applicable Restaurant Improvements, and the Construction Agent shall certify the same in each Requisition and provide such other evidence with respect to the use of such proceeds as may be reasonably requested by Agent.

             (c) COMPLIANCE WITH LAW. The applicable Restaurant Property and the construction and development thereof shall be in material compliance with all Applicable Law.

             (d) PERMITS. All Permits that are required by Applicable Law (i) with respect to the work in place as of the applicable Restaurant Advance Date or (ii) that, in accordance with good construction practice would be obtained as of the applicable Restaurant Advance Date in order to permit Construction Agent to complete the applicable Restaurant Improvements on or before the Outside Completion Date shall have been obtained, shall be in proper form, in full force and effect and not subject to any appeal, consent or further contest or to any unsatisfied condition (other than conditions relating to completion in the future) that may allow modification or revocation.

             (e) SUFFICIENT FUNDS. The sum of (i) the amount of the requested Restaurant Improvement Advance, (ii) the total amount of Restaurant Improvement Advances made by the Noteholders and Lessor Investment made by the Lessor with respect to the applicable Restaurant Improvements prior to the applicable Restaurant Advance Date, (iii) the unadvanced portion of the applicable Restaurant Property Maximum Advance Amount and (iv) the unfunded portion of the Lessor Investment for the applicable Restaurant Property shall be sufficient, as determined by Agent, to complete the applicable Restaurant Improvements on or before the Restaurant Property Completion Date within the applicable construction budget.

             (f) CASUALTY. As of the applicable Restaurant Advance Date, no Casualty has occurred with respect to the applicable Restaurant Property.

             (g) TIMING. No Restaurant Improvement Advance shall be made later than the first anniversary of the applicable Restaurant Acquisition Date.

             (h) HQ ADVANCE. No Restaurant Advance with respect to any Restaurant Property shall be made prior to the HQ Closing and funding of the corresponding HQ Advance.

         4.5. CONDITIONS PRECEDENT TO HQ CLOSING. The obligation of Lessee, Lessor, Agent and the Noteholders to enter into the transactions contemplated in SECTION 2.2 shall be subject to the conditions contained in SECTION 4.1 hereof and following conditions (other than such conditions that are the responsibility of such party hereunder) on or before the HQ Closing Date:

             (a) OPERATIVE DOCUMENTS. The documents and transactions described in SECTION 2.2 shall have been duly authorized, executed, delivered and consummated with respect to HQ Property, and such documents shall each be in full force and effect. Lessor shall have received a copy of each of the deliveries made to the Agent pursuant to SECTION 4.1 (other than deliveries of Lessor) and each certificate or opinion described in such SECTION
             4.1 shall be addressed to Lessor as well as Agent and the Noteholders.

             (b) HQ PROPERTY INSURANCE CERTIFICATE. Agent and Lessor shall have received an insurance certificate of an independent insurance broker dated on or prior to the Closing Date evidencing the insurance required pursuant to SECTION 9 of the Lease with respect to the HQ Property.

             (c) TITLE AND TITLE INSURANCE. On the HQ Closing Date, (i) Lessor shall have received from the Title Underwriter its ALTA Form B-1970, revised 1984, an Extended Coverage Owner's Policy of Title Insurance (the "HQ OWNER'S POLICY"), insuring that Lessor owns good and marketable fee simple title to the HQ Land, subject only to the Permitted Encumbrances, in an amount equal to the HQ Commitment, together with complete, legible copies of all encumbrances, plats, maps and surveys of record and (ii) Agent shall have received from the Title Underwriter its ALTA Form B-1970, revised 1984, of extended coverage Lender's Policy of Title Insurance (the "HQ LENDER'S POLICY"; together with the HQ Owner's Policy, "HQ TITLE POLICIES"), insuring the creation under the Mortgage in favor of Agent of a valid first priority deed of trust or mortgage against the HQ Land, subject only to Permitted Encumbrances in an amount equal to all amounts to be advanced under the Notes with respect to the HQ Property, together with complete legible copies of all encumbrances and plats of record. The HQ Title Policies shall have an effective date as of the HQ Closing Date and shall contain the endorsements reasonably requested by Agent, Lessor and/or Lessee. Nothing contained in this SECTION 4.5(C) shall be deemed to preclude Lessee from obtaining, at its own cost and expense, to the extent available, a leasehold title policy with respect to the HQ Land from the Title Underwriter or any other title insurance company, in form and substance satisfactory to Lessee.

             (d) ENVIRONMENTAL REPORT. A Phase I environmental assessment of the HQ Land shall have been conducted by the Environmental Consultant, and Agent and Lessor shall have received a copy of the Environmental Consultant's report on such environmental assessment, the scope of which review and which report, as well as the condition of the HQ Land as evidenced by such report, shall disclose no adverse environmental conditions requiring remediations or potential environmental liability and shall otherwise be satisfactory, in form and substance, to Agent and Lessor each in their sole discretion. If such environmental assessment is not addressed directly to Lessor, Agent and the Noteholders, Agent and Lessor shall have received letters from the Environmental Consultant stating that Agent, the Noteholders and Lessor may rely on such environmental assessment as if it was originally addressed to them in all respects.

             (e) SURVEY. Lessor, the Title Underwriter and Agent shall have received an accurate "ALTA/ASCM Land Title Survey" with respect to the HQ Land meeting the accuracy requirements of a Class "A" Survey, as defined by the guidelines of the ALTA/ASCM and certified by the applicable surveyor to Lessee, Lessor, Agent and the Title Underwriter, which survey (1) shall include all minimum standard detail requirements for Class "A" ALTA/ASCM Land Title Surveys and items 1-13 listed on Table 34 thereof, except items 5 and 12 regarding topography and governmental agency requirements, respectively, (2) a statement that such land does not lie within any flood hazard areas designated on the maps entitled "Flood Insurance Rate Map," "Flood Hazard Floodway Boundary Map," "Flood Hazard Boundary Map" or "Flood Boundary and Floodway Map" published by the Federal Emergency Management Agency or on any Flood Hazard Boundary Map published by the U.S. Department of Housing and Urban Development, and (3) shall be satisfactory to the Title Underwriter.

             (f) APPRAISAL. Agent and Lessor shall have received an appraisal of the HQ Property prepared by the Appraiser, which Appraisal shall
         (i) be prepared in accordance with FIRREA requirements and (ii) shall indicate a fair market value of the HQ Property of no less than the HQ Acquisition Costs and otherwise in form and substance reasonably satisfactory to Agent and Lessor.

             (g) CONSENTS. All approvals or consents relating to the HQ Property required in connection with the transactions contemplated by the relevant Operative Documents shall have been obtained and be in full force and effect.

             (h) CASUALTY. As of the HQ Closing Date, no Casualty has occurred with respect to the HQ Property.

             (i) PAYMENT OF TAXES, ETC. All Taxes, charges, and reasonable and documented fees and costs, if any, payable on or prior to the HQ Closing Date in connection with the execution, delivery, recording, filing and performance through such HQ Closing Date, or use and occupancy of the HQ Property shall have been paid in full or sufficient funds to pay such Taxes, charges, fees and costs have been deposited with the Title Underwriter under instructions to pay the same, which Taxes, charges, fees and costs shall be reimbursed from the proceeds of Advances and Lessor Investment.

             (j) NO VIOLATION OF APPLICABLE LAW. The execution, delivery and performance of the documents described in SECTION 2.2 with respect to the HQ Property and the consummation of the transactions contemplated thereby shall not violate or conflict with any Applicable Law.

             (k) CLOSING FEES. All reasonable and documented fees, expenses and transactions costs payable pursuant to SECTION 11.12 on or prior to the HQ Closing Date shall have been paid in full, which fees, expenses and costs shall be reimbursed from the proceeds of Advances and Lessor Investments.

             (l) GOVERNMENTAL ACTIONS. All actions, if any, required to have been taken on or prior to the HQ Closing Date shall have been taken by any Governmental Authority and all orders, permits, waivers, exemptions, authorizations and approvals of such entities required to be in effect in connection with the transactions contemplated by the documents described in SECTION 2.2 with respect to the HQ Property shall have been issued, and all such orders, permits waivers, exemptions, authorizations and approvals shall be in full force and effect.

             (m) SEPARATE ASSESSMENT; ZONING. Lessor and Agent shall have received evidence reasonably satisfactory to Lessor and Agent that the HQ Property is (i) separately assessed for real estate tax purposes and legally subdivided under local law and (ii) properly zoned for the construction and use of the HQ Improvements in accordance with the terms of the Lease.

             (n) INCUMBENCY CERTIFICATES. Agent and Lessor shall have received an incumbency certificate, dated as of Closing Date, of Lessee regarding the officers authorized to execute and deliver the Operative Documents to which it is a party in connection with the acquisition or improvement of the applicable Property and any other documents and agreements delivered in connection therewith.

         4.6. CONDITIONS PRECEDENT TO EACH HQ EXPANSION ADVANCE. The obligation of each of the Noteholders to make any Advance (an "HQ EXPANSION ADVANCE") and of Lessor to make a Lessor Investment with respect to any HQ Expansion Costs shall be subject to the satisfaction of each of the following conditions:

             (a) Each of the conditions set forth in SECTION 4.5 with respect to the acquisition of the HQ Property by Lessor in accordance with
         SECTION 2.2 shall have been satisfied and the transaction contemplated by said SECTION 2.2 shall have been completed. Each of the conditions set forth in SECTION 4.5 with respect to the HQ Property shall continue to be satisfied as of the date of the HQ Expansion Advance Date.

             (b) USE OF HQ EXPANSION ADVANCE PROCEEDS. All proceeds of prior HQ Expansion Advances expended by or on behalf of the Construction Agent shall have been applied solely to HQ Expansion Costs (and all work and materials related thereto shall have been actually performed or purchased, as the case may be), and the Construction

         Agent shall certify the same in each Requisition and provide such other evidence with respect to the use of such proceeds as may be reasonably requested by Agent.

             (c) COMPLIANCE WITH LAW. The HQ Expansion shall be in material compliance with all Applicable Law.

             (d) PERMITS. All Permits that are required by Applicable Law (i) with respect to the work in place as of the applicable HQ Expansion Advance Date or (ii) that, in accordance with good construction practice would be obtained as of the applicable HQ Expansion Advance Date in order to permit Construction Agent to complete the HQ Expansion on or before the applicable Outside Completion Date shall have been obtained, shall be in proper form, in full force and effect and not subject to any appeal, consent or further contest or to any unsatisfied condition (other than conditions relating to completion in the future) that may allow modification or revocation.

             (e) SUFFICIENT FUNDS. The sum of (i) the amount of the requested HQ Expansion Advance and corresponding Lessor Investment, (ii) the total amount of HQ Expansion Advances made by the Noteholders and Lessor Investment made by the Lessor with respect to the HQ Expansion prior to the applicable HQ Expansion Advance Date, (iii) the unadvanced portion of the applicable HQ Expansion Maximum Advance Amount and (iv) the unfunded Lessor Investment to be contributed by Lessor for the applicable HQ Expansion Costs shall be sufficient, as determined by Agent, to complete the HQ Expansion on or before the applicable Outside Completion Date within the construction budget therefor.

             (f) APPRAISAL. At Lessee's expense, Lessor and Agent shall have received a letter update from the Appraiser, which letter shall update the appraisal delivered with respect to the HQ Property prior to the HQ Closing pursuant to SECTION 4.5(F) hereof to account for the fair market value of the HQ Expansion.

             (g) TIMING. No HQ Expansion Advance shall be made after the third anniversary of the Closing Date.

SECTION 5.        COVENANTS

         5.1. COVENANTS OF LESSEE. (a) NOTICE OF DEFAULTS. Lessee shall deliver to each other party hereto, promptly upon a Responsible Officer of Lessee becoming aware of the existence thereof, notice specifying any condition that constitutes a Default, an Event of Default or a Casualty.

         (b) FURTHER ASSURANCES. Lessee shall cause to be promptly and duly taken, executed, acknowledged, delivered and recorded all such further acts, documents and assurances as Lessor or Agent from time to time may reasonably request in order to carry out more effectively the intent and purposes of this Agreement, the Operative Documents and the transactions contemplated hereby and thereby.

         (c) CHIEF EXECUTIVE OFFICE. Lessee shall notify each other party hereto promptly after any change in its chief executive office and place of business, jurisdiction of incorporation or the office where it keeps its records concerning its accounts relating to the transactions contemplated by this Agreement.

         (d) ASSIGNMENT OF LEASE. In order to secure the Notes, Lessor has assigned all of its right, title and interest to and in the Lease and Construction Agency Agreement to Agent. Lessee hereby consents to such assignment.

         (e)      ADDITIONAL AFFIRMATIVE COVENANTS.

                  (i)      Lessee will furnish Agent:

                           (A) within forty-five (45) days after the close of each quarter-annual accounting period in each fiscal year of Lessee, on a consolidated basis: (1) quarterly 10-Q financial statements and (2) an income statement, statement of cash flows and a balance sheet of Lessee for such quarter-annual period. All financial statements shall be in reasonable detail, subject to year-end audit adjustments, and certified by Lessee's chief executive officer or chief financial officer to have been prepared in accordance with GAAP, except for any inconsistencies explained in such certificate;

                           (B) within ninety (90) days after the close of each fiscal year of Lessee, on a consolidated basis: (1) annual audited financial statements of Lessee as of the end of such fiscal year, all in reasonable detail, including all supporting schedules, notes and comments, and (2) an annual forecast prepared by Lessee including a balance sheet, income statement and statement of cash flows, to be in form and to contain reasonable detail satisfactory to Lessor and Agent. The annual statements shall be audited by an independent certified public accountant selected by Lessee and reasonably acceptable to Lessor and Agent and certified by such accountants to have been prepared in accordance with GAAP, except for any inconsistencies explained in such certificate. Lessor and Agent shall have the right, from time to time, to discuss Lessee's affairs directly with Lessee's independent certified public accountants after notice to Lessee and opportunity of Lessee to be present at any such discussions. So long as no Default or Event of

                  Default has occurred and is continuing, Lessor and Agent agree to coordinate discussions with Lessee's accountants so as to minimize the additional expense incurred;

                           (C) contemporaneously with each quarter-annual and fiscal year-end financial report required by the foregoing paragraphs (A) and (B), a certificate of the chief executive officer, chief financial officer or secretary/treasurer of Lessee (in his or her corporate capacity) stating that: (1) such officer has individually reviewed the provisions of this Agreement and the other Operative Documents and is knowledgeable of the activities of Lessee and its Subsidiaries during such year or quarter-annual period, as the case may be, and (2) to the best of such officer's knowledge, Lessee has observed and performed, in all material respects, each undertaking contained in this Agreement and the other Operative Documents and no Default has occurred that is continuing, or if a Default has so occurred and is continuing, specifying any such Default of which he or she may have knowledge. Such certificate shall further set forth the calculations of the financial ratios and covenants set forth in SECTION 5.1(E)(II), including, without limitation, any antecedent calculations and the source of any information that was used in such calculations;

                           (D) promptly after the sending or making available or filing of the same, copies of all reports, proxy statements, annual reports, and financial statements that Lessee sends or makes available to its stockholders generally and all registration statements and reports that Lessee files with the Securities and Exchange Commission or any successor Person; and

                           (E) immediately upon receipt of the same by Lessee or any Subsidiary, copies of all management letters and any other reports which are submitted to Lessee or any of its Subsidiaries by its independent accountants in connection with any annual or interim audit of the Records of Lessee or its Subsidiaries by such accountants.

         Agent shall promptly forward to the Noteholders and Lessor copies of all items delivered to Agent under this SECTION 5.1(E)(I).

                  (ii)     Lessee will maintain:

                           (A) a Fixed Charge Coverage Ratio of greater than 2.25 to 1, calculated quarterly on a rolling four (4) quarter basis;

                           (B) an Adjusted Debt to Capitalization Ratio of less than or equal to 59% at all times;

                           (C)      a Funded Debt to EBITDA Ratio of less than
                  2.5 to 1, calculated quarterly, with EBITDA computed on a rolling four (4) quarter basis; and

                           (D) an Adjusted Funded Debt to EBITDAR Ratio of less than 3.25 to 1, calculated quarterly with EBITDAR computed on a rolling four (4) quarter basis.

         All financial covenants shall be tested on a consolidated basis and calculated in accordance with GAAP.

                  (iii) Lessee and its Subsidiaries will, when requested to do so, make available any of their Records for inspection by duly authorized representatives of Agent or Lessor and will furnish Agent any information regarding their business affairs and financial condition within a reasonable time after written request therefor. Notwithstanding the foregoing, so long as no Default has occurred that is continuing, inspections of Lessee's Records shall be limited to once per calendar year and any costs incurred in connection with such inspection shall be borne by the Noteholders and Lessor.

                  (iv) Lessee and its Subsidiaries will give immediate notice to Agent of: (A) any litigation or proceeding in which any of them is a party if an adverse decision herein would require them to pay more than Five Hundred Thousand Dollars ($500,000.00), individually or in the aggregate, or deliver assets the value of which exceeds such sum (if such claim is not fully covered by insurance subject to approved deductibles); (B) the institution of any other suit or proceeding involving any of them that might materially and adversely affect their operations, financial condition, property, or business operations considered on a consolidated basis and (c) any litigation or proceeding that involves a Property or the validity or enforceability of any Operative Document.

             (f)  NEGATIVE COVENANTS.

                  (i) Neither Lessee nor any Subsidiary will change its name or voluntarily enter into any merger, consolidation, or reorganization in which Lessee or such Subsidiary is not the surviving entity.

                  (ii)     [INTENTIONALLY DELETED]

                  (iii) Neither Lessee nor any Subsidiary will become liable, directly or indirectly, as guarantor or otherwise, for any obligation of any other Person, except, provided no Default or Event of Default exists or would result from Lessee or any Subsidiary incurring liability for the following liabilities: (A) the endorsement of commercial paper for deposit or collection in the ordinary course of business, (B) the Indebtedness described in SCHEDULE 11 attached hereto, (C) Equipment leases and purchase money financing for Equipment entered into in the ordinary course of business, (D) obligations to vendors and other trade payables incurred in the ordinary course of business which are paid in accordance with the customary terms provided to Lessee (or such obligations or trade payables which are being contested in good faith for which adequate security has been reserved in a manner satisfactory to Agent), (E) Indebtedness incurred to finance any eal Property not subject to this Agreement and (F) other Indebtedness incurred in the ordinary course of business, which, including the Indebtedness described under SECTION 5.1(F)(IV)(G), does not, at any time, exceed $15,000,000.00 in the aggregate, provided the documents or instruments evidencing such Indebtedness contain terms and conditions consented to by Agent, which consent shall not be unreasonably withheld.

                  (iv) Neither Lessee nor any Subsidiary will incur, create, assume, or permit to exist any Indebtedness except: (A) the loans made under the Bank Credit Agreement; (B) the Indebtedness described in SCHEDULE 11 attached hereto; and, provided no Default or Event of Default exists or would result from Lessee or any Subsidiary incurring the following Indebtedness, (C) Equipment leases, and purchase money financing for Equipment entered into in the ordinary course of business; (D) obligations to vendors and other trade payables incurred in the ordinary course of business which are paid in accordance with the customary terms provided to Lessee (or such obligations or trade payables which are being contested in good faith for which adequate security has been reserved in a manner satisfactory to Agent); (E) contingent Indebtedness permitted by SECTION 5.1(F)(III); (F) Indebtedness incurred to finance any Real Property not subject to this Agreement and (G) other Indebtedness incurred in the ordinary course of business, which, including the Indebtedness described in SECTION 5.1(F)(III)(F) does not exceed $15,000,000.00 in the aggregate, provided the documents or instruments evidencing such Indebtedness contain terms and conditions consented to by Agent, which consent shall not be unreasonably withheld.

                  (v)      Except for the existing matters disclosed in on
         SCHEDULE 13 attached hereto, neither Lessee nor any Subsidiary will make any investment in or make any loan in the nature of any investment to any Person, without the prior written consent of Agent, which consent shall not be unreasonably withheld.

                  (vi) Except as described in on SCHEDULE 14 attached hereto, neither Lessee nor any Subsidiary will make any loan or advance to any officer, shareholder, director or employee of Lessee or any Subsidiary, except for temporary advances in the ordinary course of business.

                  (vii) Neither Lessee nor any Subsidiary will prepay any Subordinated Indebtedness, except in accordance with its terms.

                  (viii) Neither Lessee nor any Subsidiary will enter into any sale-leaseback transaction except: (A) the transactions described in SCHEDULE 15 attached hereto; (B) such sale-leaseback transactions as shall be consented to by Agent, which consent shall not be unreasonably withheld, provided the proceeds of any such sale-leaseback transaction are applied to outstanding Indebtedness of Lessee; and (C) the transactions contemplated hereby and by the other Operative Documents.

                  (ix) Neither Lessee nor any Subsidiary will acquire any stock in, or all or substantially all of the assets of, any Person, without the prior written consent of Agent, which consent shall not be unreasonably withheld.

                  (x) Neither Lessee nor any Subsidiary will furnish Agent, Lessor or any Noteholder any certificate or other document that will contain any untrue statement of material fact or that will omit to state a material fact necessary to make it not misleading in light of the circumstances under which it was furnished.

                  (xi) Neither Lessee nor any Subsidiary will directly or indirectly apply any part of the proceeds of the Advances to the purchasing or carrying of any "margin stock" within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, or any regulation, interpretations or ruling thereunder.

                  (xii) Except as described in SCHEDULE 16 attached hereto, Lessee will not, and will not permit any of its Subsidiaries to, directly or indirectly, enter into or permit to exist any transaction (including without limitation the purchase, sale, lease or exchange of any property or the rendering of any service) with any Affiliate (other than any Subsidiary which is wholly owned by Lessee) on terms that are less favorable to Lessee or its Subsidiaries than those that would be obtainable at the time from any Person who is not an Affiliate.

                  (xiii) Neither Lessee nor any Subsidiary will materially alter its current business operations, or engage in a new business venture which is not reasonably compatible with Lessee's current business operations.

                  (xiv) Lessee will not permit a change in Lessee's senior management, except to the extent an individual member of senior management is replaced with an individual with substantially equivalent expertise with the consent of Agent, which consent shall not be unreasonably withheld. For purposes of this Agreement, senior management shall mean Gregory L. Burns and Steve Hislop.

                  (xv) Lessee will not declare or pay cash dividends or other similar distributions without the prior written consent of Agent.

                  (xvi) Lessee will not purchase, redeem or retire in excess of $10,000,000 of Lessee's outstanding capital stock without the prior written consent of Agent (with the consent of the Requisite Holders).

         5.2. COVENANTS OF LESSOR. (a) NO LESSOR LIENS. Lessor hereby unconditionally agrees with and for the benefit of the other parties to this Agreement that Lessor will not directly or indirectly create, incur, assume or suffer to exist any Lessor Liens attributable to it on or against any Property arising out of any act or omission of or claim against Lessor, and Lessor agrees that it will, at its own cost and expense, promptly take such action as may be necessary to duly discharge and satisfy in full any such Lessor Lien. Lessor hereby indemnifies and holds harmless each other party hereto from and against any loss, cost or expense (including reasonable legal fees and expenses) which may be suffered or incurred by any of them as the result of the failure of Lessor to discharge and satisfy any such Lessor Lien.

         (b) CHIEF EXECUTIVE OFFICE. The Lessor shall notify each other party hereto promptly after any change in its chief executive office and place of business or jurisdiction of incorporation or the office where it keeps its records concerning its accounts relating to the transactions contemplated by this Agreement and the other Operative Documents.

         (c) FURTHER ASSURANCES. The Lessor shall cause to be promptly and duly taken, executed, acknowledged, delivered and recorded all such further acts, documents and assurances as any Lessee or Agent from time to time may reasonably request in order to carry out more effectively the intent and purposes of this Agreement and the other Operative Documents and the transactions contemplated hereby and thereby, including, without limitation, amendments or continuation of any UCC-1 Financing Statements.

         (d) FACILITY FEE. The Lessor shall pay to the Agent for the account of the Holders a Facility Fee (the "FACILITY FEE") for the period from and including the Closing Date to the Maturity Date in an amount per annum equal to the applicable percentage set forth on SCHEDULE 2 times the Maximum Series Amount for the A-Notes and B-Notes, such Facility Fee to be payable quarterly in arrears in accordance with the provisions of SCHEDULE 2. From and after the end of the Construction Period for each Property, the portion of the Facility Fee payable on Advances made with respect to such Property shall be paid by the Lessee as Additional Rent under the Lease. The remainder of the Facility Fee shall be funded by Advances and Lessor Investment until the Commitment Expiration Date, after which time such portion of the Facility Fee shall be paid by the Lessee to the Lessor as Additional Rent under the Lease.

SECTION 6.        ADVANCES AND LESSOR INVESTMENT

         6.1. TERMS OF ADVANCES AND LESSOR INVESTMENT. (a) RESTAURANT ADVANCES. Subject to the conditions precedent set forth in SECTIONS 4.1, 4.2,
4.3 AND 4.4 (i) each Noteholder shall fund a portion of each Restaurant Advance equal to the product of (A) the applicable Series Percentage, (B) the Project Costs requested to be funded by the applicable Requisition and (C) such Noteholder's Commitment Percentage with respect to such Series and (ii) Lessor shall make a Lessor Investment on the applicable Advance Date in an amount equal to the product of (A) the Lessor Percentage and (B) the Project Costs to be funded pursuant to the applicable Requisition.

         (b) HQ ADVANCES. Subject to the conditions precedent set forth in SECTIONS 4.1, 4.2, 4.5 and 4.6 (i) each Noteholder shall fund a portion of each Advance with respect to the HQ Property (i.e., both the HQ Expansion Advances and Advances with respect to HQ Acquisition Costs) equal to the product of (A) the applicable Series Percentage, (B) the Project Costs requested to be funded pursuant to the applicable Requisition and (C) such Noteholder's Commitment Percentage with respect to such Series and (ii) Lessor shall make a Lessor Investment on the applicable Advance Date in an amount equal to the product of
(A) the Lessor Percentage and (B) the Project Costs requested to be funded pursuant to the applicable Requisition.

         (c) ADVANCE DATE. Unless Agent receives notice from a Noteholder prior to any Advance Date that such Noteholder will not make available to Agent the Advance to be made by it on such Advance Date, Agent may assume that such Noteholder has made its portion of the applicable Advance, and Agent may, in reliance upon such assumption, may advance such portion on such Advance Date. If and to the extent that such Noteholder fails to make such amount available to Agent, such Noteholder and Lessor severally agree to repay to Agent promptly on demand such amount together with interest thereon, for each day from the date such amount is made available to Lessor until the date such amount is repaid to Agent at (A) in the case of Lessor, the interest rate applicable at the time to such Advance and (B) in the case of such Noteholder, the Federal Funds Rate until the third Business Day after demand by Agent to such Noteholder for such repayment and thereafter at the rate applicable at the time to such Advance, as the case may be. If such Noteholder shall repay to Agent such corresponding amount, such amount so repaid shall constitute the portion such Noteholder's Advance for purposes hereof and Lessor shall thereupon be excused from making the repayment described in the preceding sentence.

         (d) OBLIGATIONS SECURED. All obligations of the Noteholders hereunder shall be several, but not joint. The failure of any Noteholder to make any Advance required hereunder shall not relieve any other Noteholder of its obligation, if any, hereunder to advance its portion of such Advance, but no Noteholder shall be responsible for the failure of any other Noteholder to advance its portion of such Advance.

         (e) NOTICE. Agent will give prompt notice of each Requisition to the Noteholders and Lessor. Such notice by Agent shall specify the amount of the Advance to be made by each Noteholder.

         6.2      CONSTRUCTION PERIOD. Anything to the contrary provided in
SECTION 6.1 notwithstanding, on each date during any Construction Period with respect to a Property that is two (2) Business days prior to any Payment Date, unless otherwise requested by Lessee at least three (3) Business Days prior to such Payment Date (a) the Construction Agent shall be deemed to have requested a Floating Rate Advance with respect to such Property in an amount equal to the aggregate amount on interest due on such Payment Date under the Notes on the principal amount of all Advances made with respect to such Property and (b) the Construction Agent shall be deemed to have requested that the Lessor make a Lessor Investment in an amount equal to the Investment Yield accrued and unpaid as of such Payment Date on Lessor Investment made with respect to such Property solely for the purpose of paying such accrued Investment Yield.

         6.3 INTEREST AND INVESTMENT YIELD. (a) Interest shall be charged to and paid by Lessor to the Noteholders on each Advance and Investment Yield shall be calculated and paid to Lessor on its Lessor Investment as follows:

                  (i) For each Floating Rate Advance, at a floating rate per annum equal to the Prime Rate minus the Applicable Floating Rate Margin, said rate to change contemporaneously with any change in the Prime Rate.

                  (ii) For a Eurodollar Advance, at a rate per annum equal to the LIBOR Rate plus the Applicable LIBOR Margin in accordance with
         SCHEDULE 2.

         (b) The Investment Yield for all unreturned Lessor Investment shall be a rate per annum equal to either (i) the LIBOR Rate plus the Applicable LIBOR Margin or (ii) the Prime Rate plus the Applicable Floating Rate Margin, which rate shall be selected by Lessee pursuant to the applicable Requisition or pursuant to SECTION 6.3 (F) hereof.

         (c) If and so long as any Noteholders or the Lessor shall be required under regulations of the Board of Governors of the Federal Reserve System to maintain reserves with respect to liabilities or assets consisting of or including Eurodollar Liabilities, the Noteholders shall be entitled to additional interest on the unpaid principal amount of each Eurodollar

Advance and the Lessor shall be entitled to additional yield on each Lessor Investment, from the date of such Advance or Lessor Investment, as the case may be, until such principal amount is paid in full, at an interest rate per annum equal at all times to the remainder obtained by subtracting (i) the LIBOR Rate plus the Applicable LIBOR Margin for the Eurodollar Interest Period from (ii) the rate obtained by dividing the LIBOR Rate plus the Applicable LIBOR Margin by a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Eurodollar Interest Period, payable on each date on which interest is payable. Such additional interest shall be determined by each Noteholder or Lessor, which shall so notify Lessor thereof.

         (d) The interest for Advances and Investment Yield shall be computed on the basis of a 360-day year, counting the actual number of days elapsed, and shall be due and payable without notice (i) quarterly in arrears on the first day of each consecutive quarter commencing on the first day of the first calendar quarter occurring after the initial Advance Date in the case of Floating Rate Advances and Investment Yield calculated with reference to the Prime Rate, and (ii) at the end of the applicable Eurodollar Interest Period for each Eurodollar Advance or Investment Yield calculated with reference to the LIBOR Rate.

         (e) Notwithstanding the foregoing, upon the occurrence and continuation of an Event of Default, interest (and Investment Yield) shall be charged at the Default Rate regardless of whether the Noteholders have elected to exercise any other available remedies, including without limitation acceleration of the maturity of the outstanding principal of the Notes. All such interest shall be paid at the time of and as a condition precedent to the curing of any such default to the extent any right to cure is given.

         (f) CONVERSION. Lessee shall have the right at any time, on prior irrevocable written or telefaxed notice to Agent (a "CONVERSION NOTICE"), to convert any Floating Rate Advance into a Eurodollar Advance, to convert any Eurodollar Advance into a Floating Rate Advance, to change the basis of calculation of Investment Yield from the LIBOR Rate to the Prime Rate and vice versa, or to continue any Eurodollar Advance or Investment Yield for a subsequent Eurodollar Interest Period (specifying in each case the Eurodollar Interest Period to be applicable thereto), subject in each case to the following:

                  (i) the Conversion Notice to convert an Advance to a Eurodollar Advance, to convert or continue the basis for calculation of Investment Yield at the LIBOR Rate or to continue any Eurodollar Advance, must be received by Agent not later than 1:00 p.m., Nashville time, three (3) Business Days prior to the requested conversion date;

                  (ii) no Eurodollar Advance shall be converted or prepaid (or the basis for calculation of Investment Yield changed from the LIBOR Rate) at any time other than at the end of the Eurodollar Interest Period applicable thereto;

                  (iii) each conversion of an Advance (or Lessor Investment, as applicable) shall be effected by applying the proceeds of the new Eurodollar or Floating Rate Advance (or Lessor investment, as applicable), as the case may be, to the Advance (or Lessor investment, as applicable) (or portion thereof) being converted; and

                  (iv) the number of non-coterminous Interest Periods with respect to Eurodollar Advances outstanding at any one time shall not exceed four (4) and the Lessee shall be deemed to have elected an Interest Period for any Investment Yield calculated as set forth in
         SECTION 6.3 (B) (I) corresponding to the Interest Period elected for the Eurodollar Advance funded on the same Advance Date as the applicable Lessor Investment.

Each Conversion Notice shall be irrevocable and shall specify (i) the identity and principal amount of the particular Advance (or Lessor Investment, as applicable) that Lessee requests to be converted or continued, (ii) if such Conversion Notice requests conversion, the date of conversion (which shall be a Business Day) and (iii) if an Advance is to be converted to a Eurodollar Advance, or a Eurodollar Advance is to be continued, or if the basis for calculation of Investment Yield shall be changed or continued to the LIBOR Rate, the Eurodollar Interest Period with respect thereto. In the event that Lessee shall fail to give notice to continue any Eurodollar Advance (or Lessor Investment, as applicable) for a subsequent period, such Advance (or Lessor Investment, as applicable) (unless repaid) shall automatically be converted into a Floating Rate Advance. If Lessee shall fail to specify in the Requisition the type of borrowing, or, in the case of a Eurodollar Advance (or Lessor Investment, as applicable), the applicable Eurodollar Interest Period, Lessee will be deemed to have requested a Floating Rate Advance. If Agent reasonably believes that any failure by Lessee to specify the type of borrowing or the applicable Eurodollar Interest Period shall have resulted from failure of communications equipment or clerical error, then prior to funding any such borrowing, Agent shall use reasonable efforts to obtain confirmation from Lessee of the contents of such Conversion Notice; however, in the absence of confirmation by Lessee that specifies the type of borrowing and the applicable Eurodollar Interest Period, Lessee will be deemed to have requested a Floating Rate Advance (or calculations of Investment Yield base upon the Prime Rate). Notwithstanding anything to the contrary contained above, if an Event of Default shall have occurred and be continuing, no Eurodollar Advance may be continued, no Floating Rate Advance may be converted into a Eurodollar Advance and all Investment Yield shall be calculated as set forth in SECTION 6.3
(A)(II).

         6.4 ILLEGALITY; TAXES; OTHER COSTS. (a) Notwithstanding anything set forth herein or in any of the Operative Documents to the contrary, if, at any time, the interest rate payable under the Notes, the Investment Yield or any other amounts payable under the Operative Documents shall be deemed by any competent court of law, governmental agency or tribunal to exceed the maximum rate of interest, yield or other applicable amount permitted by any Applicable Law, for such time as such interest rate, yield or other applicable change would be deemed excessive, its application shall be suspended and there shall be charged instead the maximum rate of interest yield or other applicable change permissible under Applicable Law.

         (b) In the event, and on such occasion, that on the date of commencement of any Eurodollar Interest Period for a Eurodollar Advance or Lessor Investment, any Noteholder or the Lessor shall have reasonably determined:

                  (i) that dollar deposits in the amount of the requested principal amount of such Eurodollar Advance or Lessor Investment are not generally available to first-class banks in the London Interbank Market;

                  (ii) that the rate at which such dollar deposits are being offered will not adequately and fairly reflect the cost to such Noteholder or Lessor of making or maintaining such Eurodollar Advance or Lessor Investment during such Eurodollar Interest Period; or

                  (iii) that reasonable means do not exist for ascertaining the LIBOR Rate generally, such Noteholder or the Lessor, as the case may be, shall, as soon as practicable thereafter, given written or telephonic notice of such determination to Lessee. In the event of any such determination, (A) any request by Lessee for a Eurodollar Advance pursuant to SECTION 6.1 shall, until the circumstances giving rise to such notice no longer exist, be deemed to be a request for a Floating Rate Advance and (B) until the circumstances giving rise to such notice no longer exist, the Investment Yield shall be a rate per annum equal to the Prime Rate plus the Applicable Floating Rate Margin. Each determination by the Noteholders or Lessor hereunder shall be conclusive absent manifest error.

         (c) Notwithstanding any other provision herein, if after the date of this Agreement any change in Applicable Law or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof (whether or not having the force of law) shall change the basis of taxation of payments to a Noteholder under any Eurodollar Advance made by a Noteholder or to the Lessor with respect to Lessor Investment or any other fees or amounts payable hereunder (other than taxes imposed on the overall net income of a Noteholder or the Lessor by the country in which a Noteholder or the Lessor is located, or by the jurisdiction in which a Noteholder or the Lessor has its principal office, or by any political subdivision or taxing authority therein), or shall impose, modify, or deem applicable any reserve requirement, special deposit, insurance charge (including FDIC insurance on Eurodollar deposits) or similar requirements against assets of, deposits with or for the account of, or credit extended by, such Noteholder or the Lessor or shall impose on such Noteholder or the Lessor or the London Interbank Market any other condition affecting this Agreement or Eurodollar Advances made by such Noteholder or Lessor Investment made by the

Lessor, and the result of any of the foregoing shall be to increase the cost to the Noteholder of making or maintaining its Eurodollar Advance or the cost to the Lessor of making or maintaining its Lessor Investment or to reduce the amount of any sum received or receivable by such Noteholder for any of its Eurodollar Advances hereunder (whether of principal, interest or otherwise) or the amount of any sum received or receivable by the Lessor for its Lessor Investment hereunder by an amount reasonably deemed by the Noteholder or the Lessor, as the case may be, to be material, then Lessor will pay to such Noteholder and Lessee shall reimburse Lessor as Additional Rent under the Lease or Lessee shall pay to Lessor, as Additional Rent under the Lease, as applicable, such additional amount or amounts as will reasonably compensate such Noteholder or the Lessor for such additional costs.

         (d)      If either:

                  (i) the introduction of, or any change in, or in the interpretation of, any United States or foreign law, rule or regulation; or

                  (ii) compliance with any directive, guidelines or request from any central bank or other United States or foreign Governmental Authority (whether or not having the force of law) promulgated or made after the date hereof (but excluding, however, any law, rule, regulation, interpretation, directive, guideline or request contemplated by or resulting from the report dated July 1988, entitled "International Convergence of Capital Measurement and Capital Standards" issued by the Basic Committee on Banking Regulations and Supervisory Practices), affects or would affect the amount of capital required or expected to be maintained by any Noteholder (or any lending office of any Noteholder), Lessor (or any lending office of Lessor) or any corporation directly or indirectly owning or controlling any Noteholder or Lessor (or any lending office of any Noteholder or Lessor) based upon the existence of this Agreement or its Advances, and such Noteholder or Lessor shall have determined that such introduction, change or compliance has or would have the effect of reducing the rate of return on such Noteholder's or Lessor's capital or on the capital of such owning or controlling corporation as a consequence of its obligations hereunder (including its commitment to make additional Advances or Lessor Investment hereunder) to a level below that which such Noteholder or Lessor or such owning or controlling corporation could have achieved but for such introduction, change or compliance (after taking into account that such Noteholder's or Lessor's policies or the policies of such owning or controlling corporation, as the case may be, regarding capital adequacy) by an amount deemed by such Noteholder or Lessor (in its sole discretion) to be material, then Lessor will pay to such Noteholder (and Lessee will reimburse Lessor as Additional Rent under the Lease) or Lessee will pay to Lessor such additional amount or amounts as will compensate the Noteholder or Lessor for such reduction attributable to making, funding and maintaining its Advances or Lessor Investment hereunder.

         (e) A certificate of any Noteholder or Lessor setting forth such amount or amounts as shall be necessary to compensate such Noteholder or Lessor (or its participating banks or other entities pursuant to this Agreement), as specified in paragraph (i) or (ii) of SECTION 6.4(D), as the case may be, shall be delivered to Lessee and shall be conclusive absent manifest error; provided, however, that Lessee shall be responsible for compliance herewith and the payment of increased costs only to the extent:

                  (1) any change in Applicable Law giving rise to increased costs occurs after the date of this Agreement and such change is generally applicable to financial institutions similarly situated to the Noteholders and Lessor; and

                  (2) such costs arise or accrue after the day that is one hundred eighty (180) Business Days after the date on which such Noteholder or Lessor provides Lessee with written notice specifying the change or event giving rise to such increased costs.

Subject to the foregoing, Lessee shall pay the affected Noteholder or Lessor the amount shown as due on any such certificate within ten (10) days after its receipt of such certificate.

         (f) The protections of SECTIONS 6.4 shall be available to the Noteholders and Lessor regardless of any possible contention of invalidity or inapplicability of Applicable Law.

         (g) Notwithstanding anything to the contrary herein contained, if any change in any law or regulation or in interpretation thereof by any Governmental Authority charged with the administration or interpretation thereof shall make it unlawful for any Noteholder to make or maintain any Eurodollar Advance or to give effect to its obligations to make Eurodollar Advances or for Lessor to collect Investment Yield based upon the LIBOR Rate as contemplated hereby, then, by written notice to Lessee, such Noteholder or Lessor, as applicable, may:

                  (i) declare that Eurodollar Advances will not thereafter be made by such Noteholder hereunder, whereupon Lessee shall be prohibited from requesting Eurodollar Advances from the Noteholders hereunder unless such declaration is subsequently withdrawn; and/or

                  (ii) require, in the case of Noteholders that all outstanding Eurodollar Advances made by it be converted to Floating Rate Advances, in which event (a) all such Eurodollar Advances shall be automatically converted to Floating Rate Advances as of the effective date of such notice as provided in paragraph (B) below, and
         (b) all payments and prepayments of principal that would otherwise have been applied to repay the converted Eurodollar Advances shall instead be applied to repay the Floating Rate Advances resulting from the conversion of such Eurodollar Advances and, in the case of

         Lessor that all Investment Yield be therefore calculated at an annual rate equal to the Applicable Prime Rate plus the Applicable Floating Rate Margin.


For purposes of this SECTION 6.4(g), a notice to Lessee by any Noteholder or Lessor pursuant to clause (i) above shall be effective, if lawful, on the last day of the then current Eurodollar Interest Period; in all other cases, such notice shall be effective on the date of receipt by Lessee.

         6.5. PAYMENTS. (a) Agent shall send Lessor and Lessee statements of all amounts due under the Notes and of the Investment Yield for the applicable period, which statements shall be considered correct and conclusively binding unless Lessee notifies Agent to the contrary within ten
(10) days of its receipt of any statement which it deems to be incorrect. All sums payable to the Noteholders and Lessor hereunder shall be paid directly to Agent for the account of each Noteholder or Lessor, as appropriate in immediately available funds prior to 12:00 noon, Nashville time, on the date when such sums are due and payable. Any amounts received by Agent prior to 12:00 noon Nashville time on any Business Day shall be deemed to have been received by all Noteholders or Lessor, as appropriate, on such Business Day, and any amounts received by Agent after such time shall be deemed to have been received by all Noteholders or Lessor, as appropriate, on the next Business Day.

         (b) Subject to ARTICLE 4 of the Intercreditor Agreement, each payment made to Agent on the Notes or for other sums or fees due hereunder or under any other Operative Document for the account of the Noteholders shall be properly remitted by Agent to each Noteholder, pro rata in accordance with the outstanding unpaid principal amount of the Notes held by each Noteholder, no later than 2:00 p.m., Nashville time, on the date on which Agent receives such payment.

         6.6. ASSIGNMENTS/PARTICIPATIONS. (a) Each Noteholder may, with the prior written consent of Lessee (which may not be unreasonably withheld) and Agent, assign to one or more assignees all or a portion (but not less than $2,500,000 without the consent of Agent in its sole discretion) of its interests, rights and obligations under this Agreement and the other Operative Documents (including, without limitation, all or a portion of the Advances at the time owing to it and the Notes held by it); provided, however, that (a) each such assignment shall be of a constant, and not a varying, percentage of the applicable Noteholder's interest in each Series of Notes and of all the assigning Noteholder's rights and obligations under this Agreement and the other Operative Documents, and (b) the parties to each such assignment shall execute and deliver to Agent, for its acceptance, an Assignment and Acceptance, together with any Note or Notes subject to such assignment. Upon such execution, delivery and acceptance, from and after the effective date specified in each Assignment and Acceptance, which effective date shall be at least five Business Days after the execution thereof, (i) the assignee thereunder shall be a party hereto and, to the extent provided in such Assignment and Acceptance, have the rights and obligations of a Noteholder hereunder and under the Other Operative Documents, and (ii) the assigning Noteholder thereunder shall, to the extent provided in such assignment, be released from its obligations under this Agreement. Notwithstanding the foregoing, each Noteholder may assign its interest under this Agreement and the other Operative Documents without the consent of any other party (but in compliance with such reasonable documentation requirements as Agent may impose) to (A) to any institutional Affiliate of such Noteholder or (B) to the Federal Reserve Bank or any branch thereof as collateral in the ordinary course of business.

         (b) Notwithstanding any other provision of this Agreement, Lessee agrees that any Noteholder may at any time enter into participation agreements with one or more participants whereby such Noteholder will allocate certain percentages of its interests in the Notes and its rights and obligations hereunder and under the other Operative Documents to such participants. Lessee acknowledges that, for the convenience of all parties, this Agreement and the other Operative Documents has been entered into with the Noteholders only and that Lessee's obligations hereunder are undertaken for the benefit of, and as an inducement to, any such participant as well as the Noteholders; provided that such participating Noteholders shall not become "Noteholders" hereunder, or be entitled to exercise directly any of the rights or remedies of the Noteholders hereunder.

SECTION 7.        INDEMNITY; WALK AWAY EVENT

         7.1. GENERAL INDEMNIFICATION AND WAIVER OF CERTAIN CLAIMS. (a) CLAIMS DEFINED. For the purposes of this SECTION 7.1, "CLAIMS" shall mean any and all costs, expenses, liabilities, obligations, losses, damages, penalties, actions or suits or claims of whatsoever kind or nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort) which may be imposed on, incurred by, suffered by, or asserted against an Indemnified Person, as defined herein, or any Property and, except as otherwise expressly provided in this SECTION 7.1, shall include, but not be limited to, all reasonable and documented out-of-pocket costs, disbursements and expenses (including reasonable and documented legal fees and expenses) paid or incurred by an Indemnified Person in connection therewith or related thereto.

         (b) INDEMNIFIED PERSON DEFINED. For the purposes of this SECTION 7.1, "INDEMNIFIED PERSON" means Agent, the Noteholders, Lessor and each of their respective Affiliates and affiliated directors, officers, employees, successors and permitted assigns, agents and servants (such directors, officers, employees, successors and permitted assigns, agents and servants being referred to herein collectively as the "RELATED INDEMNITEE GROUP").

         (c) CLAIMS INDEMNIFIED. Lessee agrees, whether or not any of the transactions contemplated hereby or by any other Operative Document shall be consummated, to assume liability for, and to indemnify, protect, defend, save and keep harmless each Indemnified Person, from and against any and all Claims that may be imposed on, incurred by, or asserted against, any Indemnified Person, whether or not such Indemnified Person shall also be indemnified as to any such Claim by any other person and whether or not such Claim arises or accrues prior to the date hereof, arising out of, in any way relating to, resulting from, or in connection with, in each case, directly or indirectly, any one or more of the following:

                  (i) (A) the ownership, lease, operation, possession, occupancy, modification, improvement, abandonment, use, non-use, maintenance, sublease, substitution, control, repair, storage, alteration, transfer or other application or disposition, return, overhaul, testing, servicing, replacement or registration of any Property (including, without limitation, injury to, or death of any person or property damage or any other thing occurring on or resulting from activities on or with respect to the Properties or any part thereof); (B) any Environmental Activity, Default or Event of Default; and (C) any protest or contest by Lessee pursuant to SECTION 8 of the Lease;

                  (ii) the construction, financing, refinancing, design, purchase or condition of any Property (including, without limitation, latent and other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement);

                  (iii) any act or omission (whether negligent or otherwise) or any breach of or failure to perform or observe, or any other non-compliance with, any covenant, condition or agreement to be performed by, or other obligation of Lessee (including in its capacity as Construction Agent) or any Subsidiary under any of the Operative Documents or any other agreement to which it is a party; or the falsity of any representation or warranty of Lessee (including in its capacity as Construction Agent) or any Subsidiary in any of the Operative Documents or in any document or certificate delivered in connection therewith;

                  (iv) any failure of (A) any Ground Lease or the Lease to create a valid and subsisting leasehold estate in the applicable Property, (B) any deed to vest a valid and subsisting fee simple title to the applicable Property in Lessor or (C) any Mortgage to constitute valid and perfected first priority liens on, and security interests in, the applicable Property in favor of Agent, in each case, subject only to the Permitted Encumbrances; and

                  (v) any violation of law, rule, regulation or order by Lessee or any sublessee or any of their respective directors, officers, employees, agent or servants.

         (d) TAX INDEMNITY. (i) Lessee shall pay and assume liability for, and does hereby agree to indemnify, protect and defend the Property and each Indemnified Person, and hold them harmless against, all Impositions.

                  (ii) Lessee shall pay or cause to be paid all Impositions directly to the taxing authorities where feasible and otherwise to the Indemnified Person, as appropriate, and Lessee shall at its own expense, upon such Indemnified Person's reasonable request, furnish to such Indemnified Person copies of official receipts or other satisfactory proof evidencing such payment.

                  (iii) In the case of Impositions for which no contest is conducted pursuant to Section 8 of the Lease and which Lessee pays directly to the taxing authorities, Lessee shall pay such Impositions prior to the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which Lessee reimburses a Indemnified Person, Lessee shall do so within twenty (20) days after receipt by Lessee of demand by such Indemnified Person describing in reasonable detail the nature of the Imposition and the basis for the demand (including the computation of the amount payable), but in no event shall Lessee be required to pay such reimbursement prior to thirty (30) days before the latest time permitted by the relevant taxing authority for timely payment. In the case of Impositions for which a contest is conducted pursuant to
         Section 8 of the Lease, Lessee shall pay such Impositions or reimburse such Indemnified Person for such Impositions, to the extent not previously paid or reimbursed, prior to the latest time permitted by the relevant taxing authority for timely payment after conclusion of all contests under Section 8 of the Lease.

                  (iv) At Lessee's request, the amount of any indemnification payment by Lessee pursuant to subsection (i) shall be verified and certified by an independent public accounting firm mutually acceptable to Lessee and the Indemnified Person. The fees and expenses of such independent public accounting firm shall be paid by Lessee unless such verification shall result in an adjustment in Lessee's favor of 10% or more of the payment as computed by such Indemnified Person, in which case such fee shall be paid by such Indemnified Person.

                  (v) Lessee shall be responsible for preparing and filing any real and personal property or ad valorem tax returns in respect of the Property. In case any other report or tax return shall be required to be made with respect to any obligations of Lessee under or arising out of subsection (i) and of which Lessee has knowledge, Lessee, at its sole cost and expense, shall notify the relevant Indemnified Person of such requirement and (except if such Indemnified Person notifies Lessee that such Person intends to file such report or return) (A) to the extent required or permitted by and consistent with applicable law, make and file in its own name such return, statement or report; and (B) in the case of any other such return, statement or report required to be made in the name of such Indemnified Person, advise such Indemnified Person of such fact and prepare such return, statement or report for filing by such Indemnified Person or, where such return, statement or report shall be required to reflect items in addition to any obligations of

         Lessee under or arising out of subsection (i), provide such Indemnified Person at Lessee's expense with information sufficient to permit such return, statement or report to be properly made with respect to any obligations of Lessee under or arising out of subsection (i). Such Indemnified Person shall, upon Lessee's request and at Lessee's expense, provide any data maintained by such Indemnified Person (and not otherwise within the control of Lessee) with respect to the Property which Lessee may reasonably require to prepare any required tax returns or reports;

                  (vi) If a written claim is made against any Indemnified Person or if any proceeding shall be commenced against such Indemnified Person (including a written notice of such proceeding), for any Impositions, such Indemnified Person shall promptly notify Lessee in writing and shall not take action with respect to such claim or proceeding without the consent of Lessee for thirty (30) days after the receipt of such notice by Lessee; provided, that, in the case of any such claim or proceeding, if action shall be required by law or regulation to be taken prior to the end of such 30-day period, such Indemnified Person shall, in such notice to Lessee, inform Lessee, and no action shall be taken with respect to such claim or proceeding without the consent of Lessee before the end of such shorter period; provided, further, that the failure of such Indemnified Person to give the notices referred to this sentence shall not diminish Lessee's obligation hereunder except to the extent such failure precludes Lessee from contesting all or part of such claim.

         (e) For purposes of the indemnification provided in this SECTION 7.1, the term "PROPERTY" shall include both the HQ Property and Restaurant Properties as well as any property considered as proposed for inclusion as a Restaurant Property, whether or not actually included.

         (f) LESSEE'S CLAIMS EXCLUDED. The following are excluded from the agreement to indemnify under this SECTION 7.1:

                  (i) Claims to the extent such claims are attributable to acts or events occurring with respect to any Property after the last to occur of (x) the earlier to occur of the termination of the Lease or the expiration of the Term, (y) the return of such applicable Property to Lessor in accordance with the Lease and (z) the release of the lien of the applicable Mortgage on such Property;

                  (ii)     Claims related to any Lessor Liens;

                  (iii) with respect to an Indemnified Person, Claims to the extent attributable to the gross negligence, willful misconduct, misrepresentation or breach of covenant under the Operative Documents of such Indemnified Person; or

                  (iv)     consequential damages.

         (g) INSURED CLAIMS. In the case of any Claim indemnified by Lessee hereunder which is covered by a policy of insurance maintained by Lessee pursuant to SECTION 9 of the Lease or otherwise, each Indemnified Person agrees to provide reasonable cooperation to the insurers in the exercise of their rights to investigate, defend or compromise such Claim as may be required to retain the benefits of such insurance with respect to such Claim.

         (h) CONSTRUCTION PERIOD. Anything to the contrary provided in this Agreement or the other Operative Documents notwithstanding, during any Construction Period with respect to a Property (and for purposes of the application of this Section during the Construction Period relating to the HQ Expansion, the term "Property" shall refer only to the Improvements constituting the HQ Expansion),(i) the Lessee shall not be obligated under any of the Operative Documents to indemnify (A) any Person other than the Lessor with respect to Claims arising with respect to such Property; (B) any Person with respect to any costs arising from third-party damage claims relating to such Property, other than (1) those Claims caused by or resulting from the actions or failure to act by Construction Agent or any of its agents, employees, consultants, contractors or subcontractors (or anyone else under the control of Construction Agent or such Persons) while the Lessee or Construction Agent is in possession or control of such Property, and (2) those Claims imposed, incurred or asserted (x) pursuant to SECTION 7.1(L), (y) as a result of a breach of the representations and warranties made by the Lessee pursuant to SECTION 3.2(J) or (2) a violation by the Construction Agent of the covenants contained in Section 4 of the Agency Agreement and (ii) Lessor shall, subject to SECTION 11.14 hereof, assume liability for, and indemnify, protect, defend, save and keep harmless each other Indemnified Person from and against all claims that may be imposed on, incurred by, or asserted against, any such Indemnified Person, arising out of, in any way relating to, resulting from, or in connection with, in each case, directly or indirectly, any one or more of the matters set forth in SECTION 7.1 (C) to the extent such Claim arises with respect to a Property during the Construction Period for such Property, which indemnity shall be subject to the limitations set forth in SECTION 7.1(F) and shall otherwise be governed by the provisions of SECTION 7.1.

         (i) CLAIMS PROCEDURE. An Indemnified Person shall promptly notify Lessee of any Claim as to which indemnification is sought; provided, however, that the failure to give such notice shall not release Lessee from any of its obligations under this SECTION 7.1 except to the extent (and only to such extent) that such delay shall result in actual prejudice to Lessee. Subject to the rights of insurers under policies of insurance maintained by Lessee and subject to the proviso below, Lessee shall have the right in each case, at Lessee's sole expense, to investigate, and the right in its sole discretion to defend or compromise, any Claim which if adversely determined would give rise to a payment by Lessee under this SECTION 7.1 and the Indemnified Person shall cooperate with all reasonable requests of each Lessee in connection therewith; provided that (i) no right to defend or compromise such Claim shall exist if an Event of Default shall have occurred and be continuing, (ii) Lessee shall keep each Indemnified Person which is the subject of such proceeding fully apprised of the status of such proceeding and shall provide such Indemnified Person with all material information with respect to such proceeding as such Indemnified Person shall reasonably request, (iii) such proceeding will not involve any material danger of the sale, forfeiture or loss of, or the creation of any Lien (other than a Permitted Exception or a Lien which is adequately bonded to the satisfaction of such Indemnified Person) on, any Property, (iv) in the good faith opinion of such Indemnified Person, upon written advice from its counsel (the reasonable and documented fees and expenses of such counsel in connection with the rendering of such advice being at the cost and expense of Lessee), there exists no actual or potential conflict of interest such that it is advisable for such Indemnified Person to retain control of such proceeding or
(v) such claim or liability involves no reasonable possibility of criminal sanctions or liability to such Indemnified Person. In the circumstances described in clauses (i) through (v) above, the Indemnified Person shall, after delivery of written notice to Lessee (which notice shall specify in reasonable detail the Indemnified Party's basis for claiming that any circumstance in clauses (i) through (v) above applies), be entitled to control and assume responsibility for the defense of such claim or liability at the expense of Lessee; provided, however, that Lessee shall have the right to participate in such contest, including, without limitation, the right, to the extent permitted by law, to attend private party, governmental or judicial conferences concerning such Claim and the right to review all submissions to any private party, governmental or other authority. In addition, at its own expense (or at the expense of Lessee in the event the circumstances described in clauses (i) through (v) above shall apply and Lessee shall continue to control the defense of such claim or liability), any Indemnified Person may participate in any proceeding controlled by Lessee. Lessee may in any event participate in all such proceedings at its own cost; provided that where Lessee or the insurers under a policy of insurance maintained by Lessee undertake the defense of an Indemnified Person with respect to a Claim, no additional legal fees or expenses of such Indemnified Person in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the request of Lessee or such insurers or the circumstances described in clauses (i) through (v) above shall apply. Nothing contained in this SECTION 7.1(I) shall be deemed to require an Indemnified Person to contest any Claim or to assume responsibility for or control of any judicial proceeding with respect thereto.

         (j) CONFLICTING PROVISIONS. The general indemnification provisions of this SECTION 7.1 are not intended to waive or supersede any specific provisions of, or any rights or remedies of Lessee under the Lease, the Agency Agreement, this Agreement or any other Operative Document to the extent such provisions apply to any Claim. Without limiting any other obligation of Lessee under any of the Operative Documents, the general indemnification provisions of this SECTION 7.1 do not constitute a guaranty by Lessee that the principal of, interest on or any amounts payable with respect to the Notes will be paid.

         (k) SURVIVAL. The representations, warranties, indemnities, agreements and rights provided for in SECTION 7.1, and Lessee's obligations under any and all provisions thereof, shall survive the delivery of the Properties and the expiration or other termination of this Participation Agreement and the other Operative Documents.

         (l) Subject to SECTION 7.1(D), Lessee acknowledges and agrees that its obligations under this SECTION 7.1 are intended to include and extend to any and all liabilities, sums paid in settlement of claims, obligations, charges, actions, Liens, taxes, damages (including punitive damages, penalties, fines, court costs, administrative service fees, response and remediation costs, stabilization costs, encapsulation costs, treatment, storage or disposal costs), imposed upon or incurred by or asserted at any time against any Indemnified Party (whether or not indemnified against by any other party) arising directly or indirectly out of: (i) the treatment, storage, disposal, generation, use, transport, movement, presence, release, threatened release, spill, installation, sale, emission, injection, leaching, dumping, escaping or seeping of any Hazardous Materials or material containing or alleged to contain Hazardous Materials at or from the Property or any part thereof; (ii) the violation or alleged violation of any Environmental Laws relating to or in connection with the Property or any part thereof or any acts or omissions thereon or relating thereto; (iii) all other federal, state and local Applicable Laws designed to protect the environment or persons or property therein, whether now existing or hereinafter enacted, promulgated or issued by any federal, state, county, municipal or other Governmental Authority; and (iv) Lessee's failure to comply with its obligations under SECTION 3.2 of the Lease.

         7.2 WALK AWAY EVENT. If a Walk-Away Event shall have occurred, and no Default or Event of Default has occurred and is continuing, Lessee shall have the right to terminate the Lease, the Agency Agreement and the other Operative Agreements (in each case, with respect only to the Property affected by such Walk Away Event) by notice to the Lessor and Agent and, upon termination and satisfaction of the other requirements under Section 23.1 of the Lease, Lessee shall have no financial or other obligations under any of the Operative Agreements with respect to the affected Property except (i) specific obligations of Lessee under the Operative Agreement that accrued prior to termination of Lease, (ii) obligations of Lessee arising out of any event, condition, act, or circumstance, or breach which is subject to the indemnification provisions of SECTION 7.1 of this Agreement and which exists or occurs prior to termination of the Lease, and (iii) provisions of the Operative Agreement which are expressly stated to continue after termination.

SECTION 8.        LESSEE'S RIGHT OF QUIET ENJOYMENT; NONDISTURBANCE

         Each party to this Agreement acknowledges notice of, and consents in all respects to, the terms of the Lease and expressly, severally and, as to its own actions only, agrees that, so long as no Lease Event of Default has occurred and is continuing under the Lease and such Lease has not been terminated as a result of such Lease Event of Default, it shall not take or cause to be taken any action contrary to Lessee's rights under the Lease, including, without limitation, the right to possession, use and quiet enjoyment by Lessee or any permitted sublessee.

                  (i) The Lease and all of Lessee's rights thereunder are and shall be at all times and in all respects subject and subordinate to the liens of the Mortgages and to all Advances now or hereafter made under or secured by the Mortgages applicable thereto and all renewals, modifications, consolidations, replacements, substitutions, additions and extensions of the Mortgages.

                  (ii) Provided no Lease Event of Default shall have occurred and be continuing as of the date Agent commences a foreclosure action, (A) Lessee shall not be named as a party in any action or proceeding to enforce any Mortgage, unless such joinder shall be required under applicable law, and in which case Agent shall not seek affirmative relief from such Lessee in such action or proceeding, nor shall the Lease be cut off or terminated nor Lessee's possession thereunder be disturbed in any such action or proceeding, and (B) subject to the provisions of clause (iv) below, Agent will recognize the Lease and Lessee's rights thereunder.

                  (iii) Upon any foreclosure of any Mortgage or other acquisition of the Property encumbered thereby, Lessee shall attorn to Agent or any other party acquiring said property or so succeeding to Lessor's rights (collectively, a "SUCCESSOR OWNER") and shall recognize the Successor Owner as its landlord under the Lease and Lessee shall promptly execute and deliver any instrument that the Successor Owner may reasonably request in writing to evidence further said attornment.

                  (iv) Upon such attornment or other acquisition of said Property, the Lease shall continue as a direct lease between the Successor Owner and such Lessee upon all terms, covenants and conditions thereof as are then applicable except that the Successor Owner shall not be (A) liable for any previous act or omission of Lessor, individually, under the Lease, (B) subject to any offsets, defenses, claims or counterclaims that Lessee may have against Lessor individually or (C) bound by any amendment, modification, extension, expansion, termination, cancellation or surrender of such Lease unless approved in writing by Agent.

                  (v) The attornment provided for in clause (iii) above shall inure to the benefit of Agent or any Successor Owner, shall be self-operative, and no further instrument shall be required to give effect to the attornment. Lessee, however, upon demand of Agent or any Successor Owner, as the case may be, agrees to execute, from time to time, instruments in confirmation thereof, reasonably satisfactory to Agent or any such Successor Owner, acknowledging such attornment and setting forth the terms and conditions of its tenancy. Nothing contained in this Section shall be construed to impair any right otherwise exercisable by Agent or any such Successor Owner.

SECTION 9.        EVENTS OF DEFAULT; REMEDIES

         9.1. EVENTS OF DEFAULT. If any of the following events shall occur and be continuing, it shall constitute an "EVENT OF DEFAULT" hereunder:

                  (a) NON-PAYMENT OF PRINCIPAL AND STATED AMOUNT. The principal amount of any Note is not paid when due; or

                  (b) NON-PAYMENT OF INTEREST. Any interest payable under the Notes or any other amount payable under SECTION 6.3 is not paid when due; or

                  (c) NON-PAYMENT OF COSTS. Lessor fails to pay when due any sums payable by it hereunder or under any other Operative Document including, without limitation, Breakage Costs, Taxes and/or any other amounts payable under SECTION 6.4, and such failure continues for thirty (30) days or such other period of grace provided for herein; or

                  (d) NON-PAYMENT OF FEES. Lessor fails to pay when due any fee payable under SECTION 11.12 or any other amount payable by it hereunder and such failure continues for thirty (30) days or such other period of grace provided for herein; or

                  (e) REPRESENTATIONS AND WARRANTIES. Any representation or warranty made by Lessee or any Subsidiary Guarantor under or in connection with any Operative Document proves to have been incorrect in any material respect when made or repeated and either (i) such representation or warranty cannot be remedied or (ii) such representation or warranty continues to be incorrect in any material respect for thirty (30) days (or for such longer period as is reasonably necessary to remedy the same so long as Lessee diligently pursues the same) after either (A) such incorrectness is acknowledged in writing by Lessee or (B) written notice thereof is given to Lessee or such Subsidiary Guarantor, as the case may be, by Agent or any Noteholder; or

                  (f) FINANCIAL, LIEN AND DEBT COVENANTS. Lessee fails to perform or observe any term, covenant or agreement set forth in
         SECTION 5.1(F); or

                  (g) COVENANTS. Lessee or any Subsidiary Guarantor fails to perform or observe any term, covenant or agreement contained in this Agreement or any other Operative Document (other than (i) those specifically referred to in subsections (A), (B), (C) (D), (E) and (F) of this SECTION 9.1 or (ii) those for which a specified grace or cure period is provided under the applicable Operative Document) and such failure (1) is not capable of cure or (2) continues for ninety (90) days (or for such longer period as is reasonably necessary to remedy the same so long as Lessee diligently pursues the same) after either
         (i) it is acknowledged in writing by Lessee or (ii) written notice thereof is given to Lessee by Agent; or

                  (h) DEBT. Lessee or any of its Subsidiaries shall default in any other Indebtedness for borrowed money, directly or indirectly, whether matured or unmatured, which is in excess of $2,500,000.

                  (i) LESSEE BANKRUPTCY. Lessee or any Subsidiary Guarantor is generally not paying its debts as they become due or admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors; or any proceeding is instituted by or against any such Person seeking an order for relief under the United States Bankruptcy Code or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property under any law relating to bankruptcy, insolvency, liquidation or reorganization or relief of debtors and either (i) any such relief in any such proceeding is sought or consented to by it or an order for any such relief is entered against it, or (ii) any such proceeding instituted against it remains undismissed and unstayed for a period of 60 days; or any such party takes any corporate action to authorize any of the actions set forth above; or

                  (j)      JUDGMENTS. Lessee or any of its Subsidiaries shall
         (i) suffer a final judgment (which is not covered by insurance subject to approved deductibles) requiring payment of money (including costs and expenses) aggregating in excess of $500,000, which judgment is not discharged within a period of thirty (30) days unless, pending further proceedings, execution has been effectively stayed pending appeal, to the satisfaction of Agent, or (ii) suffer a final judgment or judgments (which are not covered by insurance subject to approved deductibles), requiring payment of money (including costs and expenses) in an aggregate amount in excess of $2,000,000; or

                  (k) LITIGATION. Lessee or any of its Subsidiaries shall pay, in satisfaction of any final nonappealable judgment or in connection with the settlement or compromise of litigation against Lessee or such Subsidiary (excluding payment of approved deductibles, or insurance proceeds paid, in connection with a judgment or settlement of litigation which is covered by insurance, or in connection with an appeal bond or other security required in connection with the appeal of a final judgment against Lessee or such Subsidiary) in an aggregate amount in excess of $750,000 in any fiscal year; or

                  (l) GUARANTY. Any provision of the Subsidiary Guaranty after delivery thereof for any reason ceases to be valid and binding on each Subsidiary Guarantor, or any Subsidiary Guarantor shall repudiate or purport to revoke the Subsidiary Guaranty; or

                  (m) LEASE EVENT OF DEFAULT. A "Lease Event of Default" shall occur under the Lease;

                  (n) BANK CREDIT AGREEMENT DEFAULT. An "EVENT OF DEFAULT" shall occur under the Bank Credit Agreement;

                  (o) LESSOR BANKRUPTCY. Lessor is generally not paying its debts as they become due or admits in writing its inability to pay its debts generally or makes a general assignment for the benefit of creditors; or any proceeding is instituted by or against Lessor seeking an order for relief under the United States Bankruptcy Code or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property under any law relating to bankruptcy, insolvency, liquidation or reorganization or relief of debtors and either any such relief in any such proceeding is sought or consented to by it or an order for any such relief is entered against it, or any such proceeding instituted against it remains undismissed and unstayed for a period of 60 days; or Lessor takes any corporate action to authorize any of the actions set forth above; or

                  (p) LESSOR JUDGMENTS. Lessor shall (i) suffer a final judgment (which is not covered by insurance subject to approved deductibles) requiring payment of money (including costs and expenses) aggregating in excess of $500,000 which judgment is not discharged within a period of thirty (30) days unless, pending further proceedings, execution has been effectively stayed pending appeal, to the satisfaction of Agent, or (ii) suffer a final judgment or judgments (which are not covered by insurance subject to approved deductibles), requiring payment of money (including costs and expenses) in an aggregate amount in excess of $2,000,000; or

                  (q) AGENCY AGREEMENT DEFAULT. An Agency Agreement Event of Default shall occur under the Agency Agreement.

         9.2. REMEDIES. (a) If an Event of Default has occurred and is continuing, each of Lessor and/or Agent (who, for such purpose, is hereby granted a power of attorney which, being coupled with an interest, is irrevocable) shall at the written direction or may, with the consent of the Requisite Holders (i) declare, by written notice to Lessor and Lessee (A) the entire accrued and unpaid amount of interest on and the principal amount of the Notes (if not then due and payable) to be due and payable immediately and (B) the obligation of each Holder to make Advances to be terminated; provided, however, that if an order for relief under the United States Bankruptcy Code is entered at the request or upon the consent of Lessee or involuntarily against Lessee, (Y) then the entire accrued and unpaid amount of interest on and the principal amount of the Notes shall automatically be and become due and payable immediately, without request, demand, presentment, protest or notice, notwithstanding anything contained in the Notes or any Operative Document to the contrary and (Z) the obligation of Lessor to make Lessor Investment and each Noteholder to make Advances shall automatically be terminated and (ii) shall, subject to SECTION 8, exercise any of the rights or remedies granted to it under the Lease or any of the other Operative Documents, in addition to any rights or remedies of such parties set forth in this Agreement or any other Operative Document.

         (b) The foregoing notwithstanding, to the extent that any Event of Default described in clauses (A), (B), (C), (D), (O) or (P) of SECTION 9.1 is not the result of a Lease Event of Default or other failure of Lessee to pay amounts required pursuant to the Operative Documents, then the rights and remedies of Agent and Holders with respect to such Event of Default shall be limited to such rights and remedies as Agent and Holders may have under the Operative Documents and Applicable Law against Lessor, and neither Agent nor the Holders shall be entitled to exercise any right or remedy against Lessee or Lessee's interest in any property solely by reason of such Event of Default.

         (c) If an Event of Default has occurred and is continuing or in the event that any party hereto (other than Lessee) has failed to observe or perform any covenant or agreement contained in any Operative Document (and such failure shall not have been remedied), or if any representation or warranty of such party set forth in any Operative Document shall prove to be incorrect in any material respect as of the time when the same shall have been made, then each of the other parties hereto may take all steps necessary or advisable to protect and enforce its rights hereunder, whether by action, suit or proceeding at law or in equity, for the specific performance of any covenant, condition or agreement contained herein, or in aid of the execution of any power herein granted, or for the enforcement of any other appropriate legal or equitable remedy or otherwise as such party shall deem necessary or advisable.

         (d) No right or remedy hereunder or under any other Operative Document shall be exclusive of any other right, power or remedy, but shall be cumulative and in addition to any other right or remedy hereunder or now or hereafter existing by law or in equity, and the exercise by a party hereto of any one or more of such rights, power or remedies shall not preclude the simultaneous or further exercise of any or all of such other rights, powers or remedies. Any failure to insist upon the strict performance of any provision hereof or to exercise any option, right, power or remedy contained herein shall not constitute a waiver or relinquishment thereof for the future. Each of Lessor, Agent and the Holders shall be entitled to injunctive relief in case of the violation or attempted or threatened violation of any of the provisions hereof by any other party hereto, a decree compelling performance of any of the provisions hereof or any other remedy allowed by Applicable Law or in equity.

         (e) To the extent that any Default or Event of Default shall have been fully and completely cured prior to the exercise of any remedies by Lessor, Agent or any Holders under this Agreement, the other Operative Documents or Applicable Law, such Default or Event of Default shall cease to be a "Default" or "Event of Default" for all purposes under the Operative Documents, including, without limitation, for purposes of exercise of remedies or denial or conditioning of rights of Lessee.

SECTION 10.       AGENT

         10.1. AUTHORIZATION AND ACTION. Each Holder and Lessor hereby appoints and authorizes Agent to take such action as agent on its behalf and to exercise such powers under this Agreement or any other Operative Document as are delegated to Agent or Lessor or both by the terms hereof or thereof, together with such powers as are reasonably incidental thereto. Lessee acknowledges and consents to the rights of Agent pursuant to the immediately preceding sentence. As to any matters not expressly provided for by this Agreement or any other Operative Document, Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Requisite Holders, and such instructions shall be binding upon all Holders; provided, however, that Agent shall not be required to take any action which exposes Agent to personal liability (unless the Lessor and the Noteholders agree to indemnify the Agent for such costs) or which is contrary to this Agreement or any other Operative Document or Applicable Law. Agent shall not be liable to any Holder if, in accordance with the terms of this Agreement or any other Operative Document, it takes or omits to take any action pursuant to the instructions of the Requisite Holders. Agent agrees to give to each Holder prompt notice of each notice given to it by Lessee pursuant to the terms of this Agreement or any other Operative Document. Agent agrees to perform and discharge the duties and powers delegated to it under this Agreement and the other Operative Documents in accordance with the terms hereof and thereof.

         10.2. AGENT NOT LIABLE. (a) Except as otherwise expressly provided in the Operative Documents neither Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or any of them under or in connection with this Agreement or any other Operative Document, except for its or their own gross negligence or willful misconduct. Without limiting the generality of the foregoing, Agent (i) may treat the payee of any Note as the Holder thereof until Agent receives written notice of the assignment or transfer thereof signed by such payee and including the agreement of the assignee or transferee to be bound hereby as it would have been if it had been an original Holder party hereto, in form satisfactory to Agent; (ii) may consult with legal counsel (including counsel for Lessee), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (iii) makes no warranty or representation to any Holder and shall not be responsible to any Holder for any statements, warranties or representations (whether written or oral) made in or in connection with this Agreement or any other Operative Document; (iv) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement or any other Operative Document on the part of Lessee or to inspect the property (including the books and records) of Lessee; (v) shall not be responsible to any Holder for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or any other Operative Document or any other instrument or document furnished pursuant to any Operative Document or for the creation, validity, enforceability, sufficiency, value, perfection or priority of any Lien purported to be granted to Agent, whether pursuant to any Mortgage or otherwise; and (vi) shall incur no liability under or in respect of this Agreement by acting upon any notice, consent, certificate or other instrument or writing (which may be by telecopier) believed by it in good faith to be genuine and signed or sent by the proper party or parties.

         (b) In exercising rights and performing obligations on behalf of Lessor pursuant to the authority granted in this SECTION 10, elsewhere in this Agreement or the other Operative Documents, Agent shall be directly liable to the other parties to the Operative Documents to the same extent that Lessor would have been liable had it exercised such rights or performed such obligations directly and Agent shall also be protected and exculpated to the same extent as Lessor would be protected and exculpated in exercising such rights and performing such rights directly. Anything to the contrary provided in this Agreement or the other Operative Documents notwithstanding, in no event shall Lessor be liable as a result of any action or omission of Agent taken pursuant to the authority of Agent to act on behalf of Lessor granted in this
SECTION 10 or elsewhere in this Agreement or the other Operative Documents.

         10.3. RIGHTS AS HOLDER. With respect to its commitment and the Notes held by it or any of its Affiliates and all other rights, claims and interests accorded it or such Affiliate as Holder, such Holder shall have the same rights and powers under this Agreement as any other Holder and may exercise the same as though it were not Agent; and the term "Holder" or "Holders" shall include Agent and any Affiliate of Agent in its individual capacity. Agent and its Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Lessee, any of its Subsidiaries and any Person who may do business with or own securities of Lessee or any such Subsidiary, all as if Agent were not Agent and without any duty to account therefor to the Holders. Any Holder and its respective Affiliates may accept deposits from, lend money to, act as trustee under indentures of, and generally engage in any kind of business with, Lessee, any of its Subsidiaries and any Person who may do business with or own securities of Lessee or any such Subsidiary, all as if such Holder were not a Holder hereunder and without any duty to account therefor to the other Holders.

         10.4. HOLDER CREDIT DECISION. Each Holder acknowledges that it has, independently and without reliance upon Agent or any other Holder and based on the financial statements referred to in SECTION 5.1(E)(I) delivered through the Closing Date and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Holder also acknowledges that it will, independently and without reliance upon Agent or any other Holder and based on such documents and information as it deems appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

         10.5. INDEMNIFICATION. The Holders and Lessor agree to indemnify Agent (to the extent not reimbursed by Lessee) ratably according to their respective Series Percentages from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against Agent in any way relating to or arising out of this Agreement or the other Operative Documents or any action taken or omitted by Agent under this Agreement or the other Operative Documents; provided that no Holder shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from Agent's gross negligence or willful misconduct. Without limiting the foregoing, each Holder agrees to reimburse Agent promptly upon demand for its ratable share of any reasonable out-of-pocket expenses (including reasonable fees and expenses of counsel) incurred by Agent in connection with the preparation, execution, delivery, modification, amendment, protection or enforcement (whether through negotiations, by legal proceedings, in bankruptcy or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement or the other Operative Documents, to the extent that Agent is not reimbursed for such expenses by Lessor.

         10.6. SUCCESSOR AGENT. Agent may resign at any time by giving written notice thereof to the Holders and Lessee and may be removed at any time with or without cause by the Requisite Holders. Upon any such resignation or removal, the Requisite Holders shall, subject to the written consent of Lessee, which consent shall not be unreasonably withheld or delayed, have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Requisite Holders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Requisite Holders' removal of the retiring Agent, then the retiring Agent may, on behalf of the Holders, appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States of America or of any State and having total assets of at least $20,000,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Agent's resignation or removal hereunder as Agent, the provisions of this SECTION 10 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent under this Agreement.

SECTION 11.       MISCELLANEOUS

         11.1. AMENDMENTS AND WAIVERS. No amendment or waiver of any provision of this Agreement or any other Operative Document, nor consent to any departure by Lessee therefrom, shall in any event be effective unless the same shall be in writing and signed by the Requisite Holders (unless Agent is expressly authorized hereunder or under any Operative Document to act without joinder of the Requisite Holders, in which case Agent may take such action), and, with respect to amendments only, Lessee and Lessor, and then, with respect to waivers and consents, such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no amendment, waiver or consent shall, unless in writing and signed by all of the Holders, do any of the following: (a) increase the amount of Advances required to be made by any Holder or subject the Holders to any additional obligations, (b) reduce the Prime Rate, Applicable Floating Rate Margin, LIBOR Rate, Applicable LIBOR Margin, or Facility Fees, or any fees or other amounts payable hereunder or under any other Operative Document, (c) take action which requires the signing of all the Holders pursuant to the terms of this Agreement or under any other Operative Document, (d) affect the allocation of funds pursuant to the Intercreditor Agreement, (e) postpone any date fixed for any payment of principal or stated amount of, or interest on the Notes or any fees or other amounts payable under any Operative Document, (f) postpone or reduce the payment obligations of the Subsidiary Guarantors under the Guaranty, (g) release any of the Liens created pursuant to the Operative Documents or permit the disposition of any Property, other than as expressly provided in the Operative Documents, (h) release, waive, or modify in a manner adverse to any Holder, the obligations of the Subsidiary Guarantors under the Guaranty, (i) modify the priority of any Lien or except as expressly permitted by the Operative Documents, allow any Person to have an interest in the collateral created pursuant to the Operative Documents; (j) amend this SECTION 11.1 or (k) amend the definition of Requisite Holders; provided further that (1) no amendment, waiver or consent shall, unless in writing and signed by Agent in addition to the Holders required above to take such action, affect the rights or duties of Agent under this Agreement or any of the Operative Documents; and
(2) no amendment, waiver or consent shall, unless in writing and signed by Lessor in addition to the Holders required above to take such action, affect the rights or duties of Lessor under this Agreement or any of the Operative Documents.

         11.2. SURVIVAL. All warranties, representations, indemnities and covenants made by any party hereto, herein or in any certificate or other instrument delivered by any such party or on the behalf of any such party under this Agreement shall be considered to have been relied upon by each other party hereto and shall survive the consummation of the transactions contemplated hereby on the Closing Date and each Restaurant Closing Date, regardless of any investigation made by any such party or on behalf of any such party.

         11.3. NOTICES. Unless otherwise specifically provided in any Operative Document, all notices, consents, directions, approvals, instructions, requests and other communications given to any party hereto under any Operative Document shall be in writing to such party at the address set forth in
SCHEDULE 1 or at such other address as such party shall designate by notice to each of the other parties hereto and may be personally delivered (including delivery by private courier services) or by telecopy (with a copy of such notice sent by private courier service for overnight delivery or by registered or certified mail), to the party entitled thereto, and shall be deemed to be duly given or made when delivered by hand unless such day is not a Business Day, in which case such delivery shall be deemed to be made as of the next succeeding Business Day or in the case of telecopy (with a copy of such notice sent by private courier service for overnight delivery or by registered or certified mail), when sent, so long as it was received during normal business hours of the receiving party on a Business Day and otherwise such delivery shall be deemed to be made as of the next succeeding Business Day.

         11.4. SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon and shall inure to the benefit of, and shall be enforceable by, the parties hereto and their respective successors and assigns as permitted by and in accordance with the terms hereof, including, without limitation, each successive holder of any Note. Except as expressly provided herein or in the other Operative Documents, no party hereto may assign their interests herein without the written consent of the parties hereto.

         11.5. BUSINESS DAY. Notwithstanding anything hereto or in any other Operative Document to the contrary, if the date on which any payment is to be made or the last date for performance of any act or the exercising of any right pursuant to this Agreement or any other Operative Document is not a Business Day, then such payment may be made or act performed or right exercised on the next succeeding Business Day with the same force and effect as if made on the nominal date provided in the applicable Operative Document, except that interest and Distributions shall accrue and be payable for the period after such nominal date.

         11.6. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF TENNESSEE.

         11.7. SEVERABILITY. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

         11.8. COUNTERPARTS. This Agreement may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one Agreement.

         11.9. HEADINGS AND TABLE OF CONTENTS. The headings of the sections of this Agreement and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

         11.10. TAX AND ACCOUNTING MATTERS. Lessee acknowledges that none of any Holder, Agent, Lessor or any Affiliate of any thereof is making any representation, nor is it required to make any disclosure, now or in the future, with respect to the parties' tax or accounting treatment




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of any Property or the financing thereof, nor is any Holder, Agent, Lessor, or any Affiliate of any thereof responsible, nor will it be responsible in the future, for tax and accounting advice with respect to any Property or the financing thereof, and Lessee has had or will have the benefit of the advice of its own independent tax and accounting advisors with respect to such matters.

         11.11. LIMITATIONS OF LIABILITY. None of Agent, Lessor or any Holder shall have any obligation or duty to Lessee, or to others with respect to the transactions contemplated hereby, except those obligations or duties of such party expressly set forth in this Agreement and the other Operative Documents to be undertaken in such party's individual capacity, and none of Agent, Lessor or any Holder shall be liable for performance by any other party hereto of such other party's obligations or duties hereunder. Without limitation of the generality of the foregoing, but subject to the provisions of SECTION 10.2(B), under no circumstances whatsoever shall Agent or any Holder be liable to Lessee for any action or inaction on the part of Lessor in connection with the transactions contemplated herein, whether or not such action or inaction is caused by willful misconduct or gross negligence of Lessor unless such action or inaction is at the direction of Agent or any Holder, as the case may be, and such direction is expressly permitted hereby.

         11.12. TRANSACTION COSTS; FEES. Anything to the contrary provided herein notwithstanding, the initial Advance and corresponding Lessor Investment hereunder shall include funds necessary for the payment of all reasonable and documented fees, expenses, disbursements and out-of-pocket costs incurred by Lessor, Agent and the Noteholders on or before the initial Advance Date in connection with the preparation, execution and delivery of any Operative Document, or any other agreement, arrangement, document or paper relating to the transactions contemplated hereby or any amendment or supplement thereto or any waivers or enforcement thereof (collectively "Transaction Costs"), including, but not limited to:

                  (a) the reasonable and documented fees, expenses and disbursements of each of Agent, Lessor, Lessor's counsel, and special counsel and local counsel to Agent and up to $2,500 of the reasonable and documented fees, expenses and disbursements of each Noteholder for services rendered to such parties in connection with such transactions;

                  (b) all reasonable and documented fees and expenses in connection with any appraisal, environmental report, survey or inspection of any Property, or any printing and other document reproduction and distribution expenses, stamp or other similar Taxes, fees or excises, including interest and penalties, and all filing fees and Taxes in connection with the recording or filing of instruments and financing statements in connection with the transactions described in this Agreement;

                  (c) the reasonable and documented out-of-pocket expenses of Lessor and Agent in connection with the placement of the Notes;

                  (d) the reasonable and documented fees, expenses and disbursements of each of the Noteholders, including the reasonable and documented fees and disbursements of their respective counsel, in connection with the enforcement of any rights of the Noteholders under any of the Operative Documents; and

                  (e) any and all fees payable under the separate fee letter between Lessee and Agent entered into on or prior to the Closing Date. Any Transaction Costs paid or incurred after the initial Advance Date shall be paid from the proceeds of subsequent Advances and Lessor Investment hereunder or, if no further Advances or Lessor Investment are available, paid by Lessor and reimbursed by Lessee to Lessor as Additional Rent under the Lease. If for any reason the transactions contemplated by this Agreement fail to close, such Transaction Costs shall be paid by Lessee and Lessee shall indemnify and hold harmless Lessor, the Agent and each Noteholder from and against any such Transaction Costs.

         11.13. OPERATIVE DOCUMENTS; FURTHER ASSURANCES. Each of the parties hereto does hereby covenant and agree to perform and be governed and restricted by the Operative Documents to which it is a party and, subject to the terms and conditions thereof, to take or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable in connection therewith. Lessee, Lessor, Agent and the Holders will, at the expense of Lessee, execute and deliver such further instruments and do such further acts as may be necessary or proper to carry out more effectively the purposes of the Operative Documents and the transactions contemplated thereby. Lessee, Lessor, Agent and the Holders may at any time, subject to the conditions and restrictions contained in the Operative Documents, enter into supplements which shall form a part hereof, when required or permitted by any of the provisions of the Operative Documents or to cure any ambiguity, or to cure, correct or supplement any defective or inconsistent provision contained herein or in any other Operative Document.

         11.14. EXCULPATION. The Agent shall not be entitled to, and shall not enforce, the liability and obligation of the Lessor to perform and observe the obligations contained in this Agreement, the Notes or in any of the other Operative Documents by any action or proceeding wherein a money judgment or personal liability shall be sought against the Lessors, any partners, shareholders or members (or other constituent party(ies)), principals (disclosed or undisclosed) of the Lessor (the "EXCULPATED PARTIES"), except that the Agent may bring an appropriate action or proceeding to enable the Agent to enforce and realize upon the Noteholders' interests under this Agreement, the Note, or the other Operative Documents; provided, however, that, except as specifically provided herein, any judgment in any such action or proceeding shall be enforceable against the Lessor only to the extent of the collateral given or granted to the Noteholders in connection with this Agreement, and the Agent agrees that it shall not sue for, seek or demand any deficiency judgment against any of the Exculpated Parties in any such action or proceeding under, or by reason of, or in connection with this Agreement, the Note, or any of the other




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Operative Documents. The provisions of this paragraph shall not, however, constitute a waiver, release or impairment of any obligation evidenced or secured by this Agreement, the Notes or any of the other Operative Document. Notwithstanding the foregoing provisions of this SECTION 11.14, the Lessor shall and hereby agrees to be personably liable for any loss, damage, cost, expense, liability, claim or other obligation incurred by the Agent (including reasonable attorneys' fees and costs reasonably incurred) arising out of or in connection with fraud or intentional misrepresentation by the Lessor in connection with the transactions contemplated by the Operative Documents.

         11.15. WAIVER OF TRIAL BY JURY. IN ANY ACTION OR PROCEEDING UNDER OR RELATED TO THIS AGREEMENT, THE OPERATIVE DOCUMENTS OR ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION WITH THE FOREGOING, LESSEE, AGENT, LESSOR AND EACH HOLDER HEREBY AGREE THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY, IRRESPECTIVE OF WHICH PARTY COMMENCES SUCH ACTION OR PROCEEDING.

         11.16. BENEFIT. The parties hereto and their permitted successors and assigns shall be bound hereby and entitled to the benefits hereof.

                                     * * *

                        [SIGNATURES BEGIN ON NEXT PAGE]



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

         IN WITNESS WHEREOF, the parties hereto have caused this Participation Agreement to be executed and delivered, all as of the date first above written.

                                       LESSEE AND CONSTRUCTION AGENT:

                                       O'CHARLEY'S INC.


                                       By: /s/ A. Chad Fitzhugh
                                           ------------------------------------
                                           Name: A. Chad Fitzhugh
                                           Title: Treasurer



                                       LESSOR:

                                       FIRST AMERICAN BUSINESS CAPITAL, INC.


                                       By: /s/ Mary Buckner
                                           ------------------------------------
                                           Name: Mary Buckner
                                           Title: Senior Vice President



                                       AGENT:

                                       AMSOUTH BANK, as Agent


                                       By: /s/ Kenneth L. Dobbins
                                           ------------------------------------
                                           Name: Kenneth L. Dobbins
                                           Title: Senior Vice President





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

                                       [NOTEHOLDERS]

                                       BANK OF AMERICA, N.A.

                                       /s/ William H. Diehl
                                       ----------------------------------------
                                       By: William H. Diehl
                                       Title: Senior Vice President



                                       FIRSTAR BANK, N.A.

                                       /s/ Eric Hartman
                                       -----------------------------
                                       By: Eric Hartman
                                       Title: Assistant Vice President



                                       AMSOUTH BANK

                                       /s/ Kenneth L. Dobbins
                                       -----------------------------
                                       By: Kenneth L. Dobbins
                                       Title: Senior Vice President



                                       FIRST UNION NATIONAL BANK

                                       /s/ Mary J. Amatore
                                       ------------------------------
                                       By: Mary J. Amatore
                                       Title: Vice President



                                       SUNTRUST BANK

                                       /s/ Vipul Patel
                                       ------------------------------
                                       By: Vipul Patel
                                       Title: Vice President